UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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AngioDynamics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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14 Plaza Drive
Latham, New York 12110
(518) 798-1215
September 25, 2025
Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of AngioDynamics, Inc. to be held on Monday, November 10, 2025 at 12:00 p.m., Eastern Time. The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/ANGO2025. There will be no physical in-person meeting.
At this year’s Annual Meeting you will be asked to:

(i)	consider and vote upon a proposal to elect two Class I directors, each for a term of three years;
(ii)	consider and vote upon a proposal to ratify the appointment of AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2026;
(iii)	consider and vote upon a “Say-on-Pay” advisory vote on the approval of the compensation of AngioDynamics’ named executive officers;
(iv)	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
As we did last year, we are pleased to furnish proxy materials to our shareholders over the internet. Instead of mailing printed copies to each shareholder, we are mailing a Notice Regarding Internet Availability which contains instructions on how to access your proxy materials; how each shareholder can receive a paper copy of proxy materials, including this Proxy Statement, our annual report on Form 10-K for the fiscal year ended May 31, 2025 and a proxy card; and how to access your proxy card to vote through the internet or by telephone. We believe that this e-proxy process will expedite shareholders’ receipt of proxy materials, lower the costs and reduce the environmental impact of our Annual Meeting.
The Board of Directors unanimously believes that the election of its nominees for directors, the ratification of the appointment of AngioDynamics’ independent registered public accounting firm, and the approval (on an advisory basis) of the compensation of its named executive officers, are in the best interests of AngioDynamics and its shareholders, and, accordingly, recommends a vote “FOR” each proposal.
In addition to the business to be transacted as described above, management will address shareholders with respect to AngioDynamics’ developments over the past year and respond to comments and questions of general interest to shareholders.
Your vote is important and whether or not you plan to attend the Annual Meeting, we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the internet. If you requested and received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card. Voting by proxy will ensure your shares are represented at the Annual Meeting. Banks and brokers cannot exercise discretionary voting in uncontested elections of directors. If you are not a shareholder of record, please follow the instructions provided by the shareholder of record (your bank or broker) so that your shares are voted at the meeting on all matters.
Sincerely,

James C. Clemmer
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 25, 2025

You are cordially invited to attend the Annual Meeting of Shareholders of AngioDynamics, Inc. to be held on Monday, November 10, 2025 at 12:00 p.m., Eastern Time. The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/ANGO2025. There will be no physical in-person meeting.
The meeting is being held for the following purposes:

1.	To vote upon a proposal to elect two Class I directors, each for a term of three years;
2.	To ratify the appointment of AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2026;
3.	To vote upon a “Say-on-Pay” advisory vote on the approval of the compensation of AngioDynamics’ named executive officers;
4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only shareholders who held shares at the close of business on Thursday, September 18, 2025, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. You may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGO2025. To participate in the meeting, you must have your sixteen-digit control number located on your notice, on your proxy card or on the instructions that accompanied your proxy materials.
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning your proxy card or by voting on the internet or by telephone. Please see the instructions below under the heading “How do I vote my shares without attending the meeting?”.
The Annual Meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.
By Order of the Board of Directors,
Lawrence T. Weiss
Senior Vice President, Chief Legal Officer and Corporate Secretary
Latham, New York

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on November 10, 2025.
Our Proxy Statement for the 2025 Annual Meeting of Shareholders, the proxy card, and annual report on Form 10-K for our fiscal year ended May 31, 2025 are available on the following website: www.proxyvote.com. To view materials via the internet, please follow the instructions set forth on the Notice Regarding Internet Availability mailed on or about September 25, 2025 to all shareholders of record on September 18, 2025.

PROXY STATEMENT SUMMARY
This summary highlights selected information in this Proxy Statement. Please review the entire Proxy Statement and the 2025 Annual Report before voting.

SUMMARY OF SHAREHOLDER VOTING MATTERS

		Board Vote Recommendation	More Information	Broker Discretionary Voting Allowed?	Routine?	Vote Required for Approval	Abstentions/ Broker Non-Votes
Proposal 1	Election of Class I Directors	FOR each Nominee	Page 6	No	No	Plurality of votes cast	Abstentions and broker non-votes do not count as votes cast
Proposal 2	Ratification of Our Independent Registered Public Accounting Firm	FOR	Page 46	Yes	Yes	Majority of the shares represented in person or by proxy and entitled to vote	Abstentions will have the effect of a negative vote; broker non-votes are not applicable to this proposal
Proposal 3	Approval of the Compensation of our named executive officers on an advisory basis	FOR	Page 49	No	No	Majority of the shares represented in person or by proxy and entitled to vote	Abstentions will have the effect of a negative vote; broker non-votes are not applicable to this proposal

ADVANCED VOTING METHODS
Even if you plan to participate in our Virtual Annual Meeting, please read this proxy voting statement with care and vote right away using any of the following methods. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY MAILING YOUR PROXY CARD
:	(	*
Registered Owners Visit 24/7 www.virtualshareholdermeeting.com/ANGO2025.	Registered Owners in the U.S. and Canada dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by free post

FISCAL YEAR 2025 PERFORMANCE HIGHLIGHTS
During fiscal year 2025 we continued our strategic transformation into a growth-oriented, technology driven company that will allow us to serve larger and faster growing markets. In connection with our strategic transformation, we have organized our portfolio into two key platforms: Med Tech and Med Device. Med Tech comprises our high growth technology platforms including: our peripheral arterial disease Auryon Atherectomy laser, our Mechanical Thrombectomy products, including our AngioVac and AlphaVac products and our solid tumor ablation NanoKnife irreversible electroporation products. Med Device comprises our angiographic catheters, our EVLT products, our port products and our other Oncology products.

For the year ended May 31, 2025, on a GAAP as reported basis, our revenue declined 3.8%, due to the sale of the PICCs, Midline, dialysis and BioSentry businesses, along with the discontinuation of the RadioFrequency Ablation and Syntrax product lines, the total of which impacted sales by $33.4 million compared to the year ended May 31, 2024. On a pro-forma basis, excluding the impact of the divested products, our revenue grew 8.1%. Our Med Tech segment revenue grew 19.5% in fiscal year 2025, which includes Auryon, Mechanical Thrombectomy (which includes AngioVac and AlphaVac) and Nanoknife.

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS
We regularly engage with investors to discuss our strategic direction, financial position and results of operations. This engagement provides valuable feedback on our compensation programs and governance practices.
We have set forth below certain key features of our executive compensation program applicable to our named executive officers and key compensation governance practices that strengthen the alignment of our named executive officers’ interests with those of our shareholders:

Key Compensation Program Features	Key Compensation Governance Practices
•For fiscal year 2025, 67% of our CEO's target total compensation was performance-based (including performance shares, options and short-term incentive compensation)	•Robust stock ownership guidelines to align executives with our shareholders regarding our long-term performance
•Mix of fixed and variable compensation, with a strong emphasis on variable, at-risk performance-based compensation	•Clawback policy that allows the Company to recoup incentive-based compensation paid to executive officers under certain circumstances
•Short- and long-term compensation opportunities with performance metrics tied to our strategy and performance (including relative total shareholder return)	•No option repricing or cash buyout of underwater options without shareholder approval
•50% of target long-term incentive opportunity is performance-contingent and measured over a three-year period	•Engagement of an independent compensation consultant with no other ties to the Company or management
•Stock-based awards with four-year vesting to promote retention	•Change in control agreements with double trigger severance arrangements
•Double trigger change in control provision in the 2020 Equity Incentive Plan	•Active engagement with investors

GOVERNANCE HIGHLIGHTS
As part of our commitment to high ethical standards, our Board embraces strong governance practices and principles. These practices are described in more detail starting on page 12 and in our Corporate Governance Guidelines, which can be found in the Governance section of our website.

Independence
•7 of our 8 directors are independent
•All of our Board Committees are composed exclusively of independent directors
•Each member of the Audit Committee, Compensation Committee and Nominating, Compliance and Corporate Governance Committee meets the enhanced independence standards of The Nasdaq Stock Market ("Nasdaq").

Independent Chairman	• We have an independent, non-executive Chairman • The Chairman sets the agenda for Board meetings • The Chairman provides guidance to the CEO • The Chairman presides over Board meetings
Executive Sessions	• The independent directors regularly meet in private without management • The Chairman presides at these executive sessions • Each Committee regularly holds executive sessions without management

Board Oversight of Risk Management
•The Board and committee meeting process is designed to ensure that key risks are reviewed
•Directors are informed of and review various areas of risk including those associated with operational matters, finance, compliance, regulatory and product quality issues, and legal proceedings, among others
•The Board and committee discussions are supplemented through annual reports on enterprise risk by management
•The Audit Committee reviews our overall enterprise risk management policies and practices and financial risk exposures, while other Committees also play a role in risk oversight
•The Nominating, Compliance and Corporate Governance Committee reviews the Company's compliance with applicable laws, rules and regulations, including, without limitations, FDA, SEC, DOJ and international compliance matters.

Stock Ownership Requirements
• Within 36 months of joining the Board, our independent directors must hold an amount of our common stock equal to at least three times the annual base cash retainer payable to each director
• Stock Ownership guidelines require our executives to hold significant amounts of our common stock to align executives with our shareholders
◦Our CEO must hold an amount of our common stock valued at three times his base salary
◦Our other named executive officers must hold an amount of our common stock valued at one times their base salary

Board Practices
• Our Board annually evaluates the effectiveness of the Board and its Committees
• The Board considers nomination of directors in light of a candidate's:
◦significant accomplishments and ability to make meaningful contributions;
◦relevance of specific experiences, skills, industry background and knowledge of the business and objectives of our Company;
◦contribution to Board diversity (including diversity of business, functional leadership, industry experience and background); and
◦reputation for honesty and ethical conduct
• Any incumbent director who receives less than 50% of the votes cast in an uncontested election must tender his or her resignation promptly
• The Company has implemented a maximum annual discretionary stock-based award value for each director

Accountability
• Directors and executive officers are prohibited from hedging securities of the Company, purchasing or holding securities of the Company in a margin account or pledging securities of the Company
• The Company has a clawback policy that allows the Company to recoup incentive-based compensation paid to executive officers under certain circumstances

ANGIODYNAMICS, INC.
14 Plaza Drive
Latham, New York 12110

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
OF ANGIODYNAMICS, INC.
November 10, 2025

INTRODUCTION
We are furnishing this proxy statement to the shareholders of AngioDynamics, Inc. in connection with the solicitation by our Board of Directors of proxies to be voted at our 2025 Annual Meeting of Shareholders referred to in the attached notice and at any adjournments or postponements thereof. The Annual Meeting will be held on November 10, 2025 at 12:00 p.m., Eastern Time. The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/ANGO2025. There will be no physical in-person meeting. Only shareholders who held shares at the close of business on Thursday, September 18, 2025 are entitled to notice of and to vote at the meeting, or at any adjournments or postponements thereof. You may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGO2025. To participate in the meeting, you must have your sixteen-digit control number located on your notice, on your proxy card or on the instructions that accompanied your proxy materials. We expect to mail this proxy statement and the accompanying proxy card or voting instruction form beginning on or around September 25, 2025 to each shareholder entitled to vote at the Annual Meeting.
When used in this proxy statement, the terms “we,” “us,” “our,” “the Company” and “AngioDynamics” refer to AngioDynamics, Inc. The terms “Board of Directors” and “Board” refer to the Board of Directors of AngioDynamics, Inc. Our principal executive offices are located at 14 Plaza Drive, Latham, New York 12110.
This proxy statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, the accuracy of which is necessarily subject to risk and uncertainties. Please refer to "Risk Factors" in our Form 10-K for the year ended May 31, 2025, for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.
GENERAL INFORMATION ABOUT THE MEETING AND VOTING
What am I voting on?
At the Annual Meeting, we will ask holders of our common stock to consider and vote upon the following items:
1. Election of Directors
The election of two Class I directors, namely, James C. Clemmer and Michael E. Tarnoff, MD. If elected, these Class I directors will serve until the 2028 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

2. Ratification of Appointment of Independent Registered Public Accounting Firm
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2026.
3. Advisory Vote on the Compensation of our Named Executive Officers
A “Say-on-Pay” advisory vote on the approval of the compensation of our named executive officers.

How can I receive proxy materials?
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders primarily via the internet, instead of mailing printed copies of proxy materials to each shareholder. On or about September 25, 2025, we began mailing to our shareholders a “Notice of Internet Availability of Proxy Materials” (sometimes referred to herein as the “Notice”) containing instructions on how to access this proxy statement, the accompanying notice of Annual Meeting and our annual report for the fiscal year ended May 31, 2025 online. If you received the Notice by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the internet.
Finally, you can receive a copy of our proxy materials by following the instructions contained in the Notice regarding how you may request to receive your materials electronically or in printed form on a one-time or ongoing basis. Requests for printed copies of the proxy materials can be made through the internet at http://www.proxyvote.com, by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com by sending a blank e-mail with your control number in the subject line.
Who is entitled to vote?
Shareholders of record at the close of business on September 18, 2025, the record date for the Annual Meeting, are entitled to receive this proxy statement and to vote at the meeting and at any adjournment or postponement thereof. As of the close of business on the record date, there were 41,076,119 outstanding shares of our common stock entitled to notice of, and to vote at, the Annual Meeting. Holders of our common stock have one vote per share on each matter to be acted upon. A list of the shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, for any purpose germane to the meeting. Interested parties should contact our Chief Legal Officer and Corporate Secretary between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 14 Plaza Drive, Latham, New York 12110.
If you hold your shares in “street name” (that is, through a bank, broker, trustee or other nominee), the Notice was forwarded to you by your bank, broker, trustee or other nominee. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the shareholder of record, you may not vote your shares live at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy.
How do I vote my shares without attending the meeting?
If you are a shareholder of record as of the record date for the Annual Meeting, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In most circumstances, you may vote:
By Internet or Telephone - If you have internet or telephone access, you may submit your proxy by following the voting instructions in the Notice of Annual Meeting no later than 11:59 p.m., New York City Time, on November 9, 2025. If you vote by internet or telephone, you need not return your proxy card.
By Mail - If you received a paper copy of this proxy statement, you may vote by mail by signing, dating and mailing your proxy card in the envelope provided which must be received in time for the annual meeting. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, or attorney or an officer of a corporation), you should indicate your name and title or capacity.
How do I vote my shares virtually at the meeting?
If you are a shareholder of record as of the record date for the Annual Meeting, you can participate in the Annual Meeting live online at www.virtualshareholdermeeting.com/ANGO2025. The webcast will start on November 10, 2025 at 12:00 p.m, Eastern Time. You may vote and submit questions while attending the Annual Meeting online. You will need the sixteen-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials in order to be able to enter the meeting.
Street name shareholders must provide specific instructions on how to vote your shares by completing and returning the voting instruction form provided by your bank, broker, trustee or other nominee.
Even if you plan to attend the virtual meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event you are unable to attend.

How can I attend the meeting?
If you wish to attend the meeting via live webcast, you will need to log in to the webcast using the sixteen-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. You may log in to the webcast by visiting www.virtualshareholdermeeting.com/ANGO2025. The webcast will begin promptly at 12:00 p.m., Eastern Time on November 10, 2025. Online access will begin at 11:50 a.m., Eastern Time. We encourage you to access the webcast prior to the designated start time, to give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the meeting.
How can I ask questions at the meeting?
Questions may be submitted prior to the meeting or you may submit questions in real time during the meeting through our virtual shareholder forum. You must first join the meeting as described above in “How can I attend the meeting?”
What does it mean if I receive more than one proxy card or Notice?
If you receive more than one proxy card or Notice, it generally means that you hold shares registered in more than one account. If you received a paper copy of this proxy statement and you vote by mail, you should sign and return each proxy card. Alternatively, if you vote by internet or telephone, you should vote once for each proxy card and/or Notice you receive. If you have received more than one Notice, you should vote once for each Notice that you receive.
May I change my vote?
Yes. If you are a shareholder of record and whether you have voted by mail, internet or telephone, you may change your vote and revoke your proxy, prior to the Annual Meeting, by:
•Sending a written statement to that effect to AngioDynamics’ Chief Legal Officer at AngioDynamics Corporate headquarters at 14 Plaza Drive, Latham New York, 12110;
•Voting by internet or telephone at a later time;
•Submitting a properly signed proxy card with a later date; or
•Voting virtually at the Annual Meeting and by filing a written notice of termination of the prior appointment of a proxy with AngioDynamics, or by filing a new written appointment of a proxy with AngioDynamics.
If you hold your shares in street name, your bank, broker, trustee or other nominee can provide you with instructions on how to change your vote.
What constitutes a quorum?
A majority of the outstanding shares of common stock present in person or by proxy is required to constitute a quorum at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for the purposes of a quorum. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and broker “non-votes” (proxies from banks, brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the banks, brokers or nominees do not have discretionary power) will be treated as shares that are present.
How does the Board recommend that I vote?
The Board of Directors recommends that you vote your shares:
“FOR” the election of the Class I directors who have been nominated by the Board of Directors;
“FOR” the ratification of the appointment of Deloitte & Touche LLP as AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2026;
“FOR” the approval (on an advisory basis) of the compensation of our named executive officers; and
with respect to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the persons named as proxies. We do not expect that any matter other than as described in this proxy statement will be brought before the Annual Meeting.

What happens if I do not give specific voting instructions?
Shareholders of Record. If you are a shareholder of record and you indicate when voting over the internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the persons named as proxies will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Street Name Holders. If you hold your shares in “street name” and do not provide specific voting instructions, then, under the rules of the Nasdaq, the bank, broker, trustee or other nominee may generally vote on routine matters but cannot vote on non-routine matters. If you do not provide voting instructions on non-routine matters, your shares will not be voted by your bank, broker, trustee or other nominee. As a result, your bank, broker, trustee or other nominee may not vote your shares without receipt of a voting instruction form with respect to Proposal 1 (election of directors) and Proposal 3 (advisory vote on executive compensation) because each proposal is a non-routine matter, but may vote your shares without your instructions with respect to Proposal 2 (ratification of appointment of independent registered public accounting firm) because this matter is considered routine.

What is the voting requirement to approve each proposal?
Under Delaware law and AngioDynamics’ Amended and Restated Certificate of Incorporation and Second Amended and Restated By-Laws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors (Proposal 1). A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Our Corporate Governance Principles provide that, in the case of an uncontested election of directors, a director nominee who does not receive votes cast "for" his or her election or re-election in excess of 50% of the number of votes cast with respect to such nominee's election or re-election (a "Majority Vote"), shall tender his or her resignation to the Board of Directors, with such resignation expressly stating that it is contingent upon the acceptance of the resignation by the Board of Directors in accordance with our Corporate Governance Principles. If a nominee fails to receive a Majority Vote, the Company's Nominating, Compliance and Corporate Governance Committee, or another duly authorized committee of the Board of Directors, will consider whether to accept the nominee's resignation and will submit a recommendation for prompt consideration by the Board of Directors. The Board of Directors shall then act on the resignation, taking into account such committee's recommendation, within ninety (90) days following certification of the shareholder vote.
For the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2026 (Proposal 2), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required for approval.
For the “Say-on-Pay” advisory vote (Proposal 3), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will reflect the advice of the shareholders. The approval, on an advisory basis, of the compensation paid to our named executive officers, also known as a “Say on Pay” vote, is an advisory vote mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This means that while we ask shareholders to approve the compensation paid to our named executive officers, it is not an action that requires shareholder approval, and shareholders are not voting to approve or disapprove the Board’s recommendation with respect to this proposal. The "Say-on-Pay" vote is an advisory vote and is non-binding on the Board, although the Board and the Compensation Committee welcome the input of shareholders on the Company’s compensation policies and will take the advisory votes into account in making determinations concerning executive compensation.

A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum present. Accordingly, an abstention will have the effect of a negative vote on Proposal 2 and Proposal 3 but will have no effect on the election of directors or determining whether a Majority Vote has been achieved.

What is a broker non-vote?
If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal for which your broker does not have or does not exercise discretionary authority to vote (a “broker non-vote”). Shares constituting broker non-votes are not counted or deemed to be present in person or by proxy for the purpose of voting on a non-routine matter at the Annual Meeting and, therefore, will not be counted for the purpose of determining whether shareholders have approved the election of directors in Proposal 1 and the “Say-on-Pay” advisory vote in Proposal 3 because such proposals are considered non-routine matters. If you do not provide voting instructions to your broker, your broker only will have discretion to vote your shares on Proposal 2, because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter. Broker non-votes are counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.

How can I find voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and, within four business days following the date of the Annual Meeting, we will file a Current Report on Form 8-K with the SEC indicating final voting results.
Who bears the cost of soliciting proxies?
The cost of solicitation of proxies being solicited on behalf of the Board of Directors will be borne by us. In addition to the use of the mail and the internet, proxy solicitation may be made by telephone, facsimile and personal interview by our officers, directors and employees.

PROPOSAL 1 - ELECTION OF DIRECTORS
Nominees
Our Board of Directors currently consists of eight directors. The Board is classified into three classes, each of which has a staggered three-year term. At the Annual Meeting, our shareholders will be asked to elect two Class I directors, namely, James C. Clemmer and Michael E. Tarnoff, MD. If elected, Mr. Clemmer and Mr. Tarnoff will hold office until the Annual Meeting of Shareholders to be held in 2028 and until each of their successors is duly elected and qualified. The Class II and Class III directors will continue in office during the terms indicated below. Unless otherwise specified, all proxies received will be voted in favor of the election of the nominee named below as a director of AngioDynamics. Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. Our Corporate Governance Principles provide that, in the case of an uncontested election of directors, a director nominee who does not receive a Majority Vote shall tender his or her resignation to the Board of Directors, with such resignation expressly stating that it is contingent upon the acceptance of the resignation by the Board of Directors in accordance with our Corporate Governance Principles. If a nominee fails to receive a Majority Vote, the Company’s Nominating, Compliance and Corporate Governance Committee, or another duly authorized committee of the Board of Directors, will consider whether to accept the nominee’s resignation and will submit a recommendation for prompt consideration by the Board of Directors. The Board of Directors shall then act on the resignation, taking into account such committee’s recommendation, within ninety (90) days following certification of the shareholder vote.

The current term of each of James C. Clemmer and Michael E. Tarnoff expires at the Annual Meeting and when each of their successors is duly elected and qualified. Mr. Clemmer and Mr. Tarnoff have each consented to be named as a nominee and, if elected, to serve as a Director. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a Director if elected. Should any of the nominees not remain a candidate for election at the date of the Annual Meeting, proxies may be voted for substitute nominees selected by the Board of Directors.

As of September 18, 2025, the following Directors served on the following committees:

				Committee Memberships
Name	Age	Director Since	Independent	B	AC	CC	NCCGC
Eileen O. Auen	62	2016	Y	M		C	M
Lorinda A. Burgess	63	2023	Y	M	M	M
Howard W. Donnelly	64	2004	Y	C
Wesley E. Johnson, Jr.	67	2007	Y	M	C		M
Karen A. Licitra	66	2019	Y	M	M	M
Jan Stern Reed	65	2016	Y	M	M		C
Michael E. Tarnoff	57	2019	Y	M		M	M
James C. Clemmer	61	2016	N	M

AC	Audit Committee	B	Board of Directors
CC	Compensation Committee	C	Chair
NCCGC	Nominating, Compliance and Corporate Governance Committee	M	Member
Set forth below are the names, ages and principal occupations and director positions on public companies, in each case, for the past five years, of the directors and nominees, and information relating to other positions held by them with us and other companies. Additionally, there is a brief discussion of each director’s and nominee’s experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director. There are no family relationships between or among any of the directors, executive officers and nominees for director.

Class I Directors (Term expiring at the 2025 Annual Meeting):

JAMES C. CLEMMER	Director since 2016
President and Chief Executive Officer	age 61
AngioDynamics, Inc.
Mr. Clemmer joined AngioDynamics in April 2016 as our President and CEO. Prior to joining AngioDynamics, Mr. Clemmer served as President of the Medical Supplies segment at Covidien plc from September 2006 to January 2015. In this role, Mr. Clemmer directed the strategic and day-to-day operations for global business divisions that collectively manufactured 23 different product categories. In addition, he managed global manufacturing, research and development, operational excellence, business development and all other functions associated with the Medical Supplies business. Prior to his role at Covidien, Mr. Clemmer served as Group President at Kendall Healthcare from July 2004 to September 2006, where he managed the US business across five divisions and built the strategic plan for the Medical Supplies segment before it was spun off from Tyco. Mr. Clemmer served as interim president at the Massachusetts College of Liberal Arts from August 2015 until March 1, 2016. Mr. Clemmer is a graduate of the Massachusetts College of Liberal Arts.

Director Qualifications: Through his position as our CEO and his tenure at Covidien, Mr. Clemmer brings leadership, extensive executive and operational experience, strategic expertise and a deep knowledge of the medical device industry to the Board. Mr. Clemmer’s service as a Director and CEO of AngioDynamics creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business.

MICHAEL E. TARNOFF, MD	Director since 2019
Former President and CEO	age 57
Tufts Medical Center and Tufts Children's Hospital
From June of 2021 to March of 2024, Dr. Tarnoff has served as President and Chief Executive Officer of Tufts Medical Center and Tufts Children’s Hospital and served in this role on an interim basis for the nine months preceding his appointment. From June 2019 until June 2021, Dr. Tarnoff was Chair of the Department of Surgery and Surgeon-in-Chief at Tufts Medical Center and Tufts University School of Medicine in Boston, Massachusetts. Dr. Tarnoff has been a surgeon at Tufts since 2001. Dr. Tarnoff was Chief Medical Officer at Medtronic from January 2015 through August 2019. From 2008 until its acquisition by Medtronic in 2015, Dr. Tarnoff served as the Chief Medical Officer and Senior Vice President for Medical Affairs at Covidien plc. Dr. Tarnoff received a BA in psychology from Washington University in St Louis, and received an MD from and completed his residency in General Surgery at the University of Medicine and Dentistry of New Jersey. Dr. Tarnoff also completed a fellowship in Advanced Minimally Invasive Surgery at the Cleveland Clinic in Cleveland, Ohio. Dr. Tarnoff also serves on the Board of Directors of AVITA Medical, Inc. (NASDAQ: RCEL) and Aspen Surgical. Dr. Tarnoff is a member of our Nominating, Compliance and Corporate Governance Committee and is a member of our Compensation Committee.

Director Qualifications: Through his extensive experience as a surgeon and his roles in hospital administration, including his tenure as President and CEO of Tufts Medical Center, Dr. Tarnoff provides the Board of Directors with deep, expert knowledge in patient care and the United States health care system.

Recommendation of the Board of Directors
The Board of Directors recommends a vote “FOR” the election of the nominees.
Other Directors
The following Class II and Class III directors will continue on the Board of Directors for the terms indicated:
Class II Directors (Term expiring at the 2026 Annual Meeting):

EILEEN O. AUEN	Director since 2016
Executive Chair	age 62
Point32Health
Ms. Auen serves as Executive Chair of Point32Health, a $9 billion healthcare organization that was formed by the merger of Tufts Health and Harvard Pilgrim health care companies. From September 2024 until June 2025 Ms. Auen also served as Interim Chief Executive Officer of Point32Health. Prior to this, she served as Executive Chair of Helios, a $1 billion healthcare services firm formed by the merger of PMSI, Inc. and Progressive Medical in 2013. Prior roles include Chairman and Chief Executive Officer of PMSI, Head of Healthcare Management at Aetna, and Chief Executive Officer of APS Healthcare. Ms. Auen earned a bachelor’s degree in Economics and Finance from Towson University, and an M.B.A. from the University of Virginia's Darden School of Business. Ms. Auen also serves as the Lead Operating Director for Axia Women's Health. She is also a member of the Board of Directors for MedRisk, a $1 billion Physical Medicine Company. Ms. Auen served on the Board of ICF (Nasdaq:ICFI) from 2008 until 2021 and was the Lead Director from 2016 to 2021. She also served on the Board of Medstar Union Memorial Hospital from 2014 until 2021 and on the Towson University Foundation Board. Ms. Auen chairs our Compensation Committee and is a member of our Nominating, Compliance and Corporate Governance Committee.

Director Qualifications: Ms. Auen’s extensive experience in the health care industry, including at PMSI, Aetna, APS Healthcare, Tufts Health Plan and Point32Health, provides the Company with significant management experience in the areas of finance, accounting, business operations, management, risk oversight, executive decision making and corporate governance. In addition, Ms. Auen’s experience in the healthcare payment environment provides reliable perspectives to our Board.

HOWARD W. DONNELLY	Director since 2004
Former President and CEO	age 64
From 2017-2019, Mr. Donnelly was President and CEO of Bluefin Medical, a firm focused on the regional anesthesia market. In 2019 Bluefin Medical’s technology was acquired by a private European medical technology company. From 2005 to March 2018, Mr. Donnelly was President of Concert Medical LLC, a manufacturer of interventional medical devices. Concert Medical was acquired by Theragenics in March 2018. From 2010 to 2016, Mr. Donnelly was President and CEO of HydroCision Inc., a company focused on spine surgery and the pain management market. Mr. Donnelly currently serves on the Board of Directors of HydroCision, Inc. From 2002 to 2008, Mr. Donnelly was a director and member of the audit, compensation and nominating and governance committees of Vital Signs, Inc. From 1999 to 2002, he was President of Level 1, Inc., a medical device manufacturer and subsidiary of Smiths Group. From 1990 to 1999, Mr. Donnelly was employed at Pfizer, Inc., with his last position as Vice President, Business Planning and Development for Pfizer’s Medical Technology Group from 1997 to 1999. Mr. Donnelly holds a B.S. and an M.B.A. from Bryant College. Mr. Donnelly is the Chairman of the Board.

Director Qualifications: Mr. Donnelly brings extensive industry experience as a result of his tenures as a senior executive at Pfizer, Level 1, Concert Medical and HydroCision. Mr. Donnelly provides the Board with valuable business, leadership and management insight, particularly in the areas of manufacturing and business combinations, and his prior experience as a member of the Board of Directors of several companies.

JAN STERN REED	Director since 2016
Former Senior Vice President, General Counsel and Corporate Secretary	age 65
Walgreens Boots Alliance, Inc.
From 2013 to 2016, Ms. Reed served as Senior Vice President, General Counsel and Corporate Secretary (since 2015) at Walgreens Boots Alliance, Inc., a global pharmacy-led, health and wellbeing enterprise with annual revenues during her tenure in excess of $115 billion. Prior to this role, Ms. Reed served for seven years as Executive Vice President of Human Resources, General Counsel and Corporate Secretary at Solo Cup Company, and, prior thereto, as Associate General Counsel, Corporate Secretary and Chief Governance Officer at Baxter International Inc. Ms. Reed earned a Bachelor of Arts degree, with honors, in Psychology from the University of Michigan, and a Juris Doctor from Northwestern University School of Law. Ms. Reed also currently serves as a member of the Board of Directors for Stepan Company (NYSE:SCL) and AVITA Medical, Inc. (Nasdaq:RCEL; ASX; AVH). Ms. Reed is a member of our Audit Committee and is the Chair of the Nominating, Compliance and Corporate Governance Committee.

Director Qualifications: Ms. Reed provides the Board of Directors with global executive leadership in legal, corporate governance, risk management, health care regulatory, compliance, manufacturing and strategic business matters as well as extensive experience with acquisitions and employee development.

Class III Directors (Term expiring at the 2027 Annual Meeting):

LORINDA A. BURGESS	Director since 2023
Former Chief Financial Officer and Vice President of Finance
Director	age 63
Ms. Burgess joined our Board of Directors in July of 2023. From 2015 to 2023, Ms. Burgess served as Chief Financial Officer and Vice President of Finance for the Americas Region at Medtronic, Inc. a Fortune 200 global medical device company with more than $30 billion in annual revenues. Prior to this role, Ms. Burgess also served as Vice President of Customer Care for the America and Western Europe at Medtronic, Inc. and Vice President of Finance for the Cardiovascular Group's Sales and Marketing function. Ms. Burgess earned a Bachelor of Arts in Communication and Political Science from the University of Michigan and a Master's in Business Administration from Ohio State University. Ms. Burgess is a member of the Board of Directors for Stepan Company. Ms. Burgess is a member of our Audit Committee and a member of our Compensation Committee.

Director Qualifications: Ms. Burgess' service as CFO and VP of Finance for the Americas Region at Medtronic, Inc. provides valuable business, leadership and management experience, particularly with respect to the numerous financial, business and strategic issues faced by a diversified medical device company.

WESLEY E. JOHNSON, JR.	Director since 2007
Former CEO of medical device companies, Former Divisional Vice-President and General Manager	age 67
Abbott Laboratories
From February 2013 through November 2019, Mr. Johnson served as Chief Executive Officer and Director of Admittance Technologies, Inc., a medical device company. From February 2008 to May 2012, Mr. Johnson served as President, CEO and Director of Cardiokinetix, Inc., a developer of medical devices for the treatment of congestive heart failure. From October 2005 to February 2008, Mr. Johnson served as General Manager of Abbott Spine, S.A., a division of Abbott Laboratories. From June 2003 to October 2005, Mr. Johnson served as Division Vice President, Finance for Abbott Spine, a division of Abbott Laboratories. From May 1999 to June 2003, he served as Vice President of Operations and Chief Financial Officer for Spinal Concepts. From 2003 to 2007, Mr. Johnson served as a member of the Board of RITA Medical Systems, Inc. and Chairman of its Audit Committee. Mr. Johnson holds a B.B.A. in Accounting from Texas A&M University and became a certified public accountant in 1981. Mr. Johnson is chairman of our Audit Committee and a member of our Nominating, Compliance and Corporate Governance Committee.

Director Qualifications: Mr. Johnson’s service as CFO for Spinal Concepts, General Manager and Division Vice President for Abbott Laboratories and CEO of two separate medical device companies, provides valuable business, leadership and management experience, particularly with respect to the numerous financial, business and strategic issues faced by a diversified medical device company. In addition, Mr. Johnson's experience with PricewaterhouseCoopers and his positions as a public company CFO of Urologix, Inc. and Orthofix, Inc. (formerly American Medical Electronics, Inc.) provides valuable financial and accounting experience for his position on the Audit Committee.

KAREN A. LICITRA	Director since 2019
Former Corporate Vice President for Worldwide Government Affairs and Policy	age 66
Johnson and Johnson
Ms. Licitra joined our Board of Directors in July of 2019. From January 2014 through August 2015, Ms. Licitra served as Corporate Vice President, Worldwide Government Affairs & Policy at Johnson & Johnson, a medical devices, pharmaceutical, and consumer packaged goods manufacturer. From December 2011 to December 2013, Ms. Licitra served as the Worldwide Chairman, Global Medical Solutions at Johnson & Johnson. From July 2002 to November 2011, she served as the Company Group Chairman and Worldwide Franchise Chairman at Ethicon Endo-Surgery, Inc., a Johnson & Johnson medical device company. From January 2001 to June 2002, she served as the President of Ethicon Endo-Surgery. From June 2015 to June 2021, she served on the Compensation Committee of the Board of Directors of Si-Bone, Inc., a medical device company focusing on a minimally invasive surgical implant system to treat sacroiliac joint dysfunction, and previously served on the Board of Directors of Novadaq Technologies Inc., a provider of proven comprehensive fluorescence imaging solutions, until the company was acquired by Stryker Corporation in 2017. Ms. Licitra received a B.S. in Commerce from Rider College. Ms. Licitra is a member of our Audit Committee and our Compensation Committee.

Director Qualifications: Ms. Licitra’s service as an executive in various roles at Johnson and Johnson provides valuable business and industry experience, leadership and insight, particularly with respect to the global, industry and strategic issues faced by a diversified medical device manufacturer.

CORPORATE GOVERNANCE
Director Independence
The listing standards of Nasdaq require that a majority of a listed company’s directors qualify as independent. Our Board of Directors has determined that seven of our eight directors - Mses. Auen, Burgess, Licitra and Reed, and Messrs. Donnelly, Johnson and Tarnoff - are independent under the Nasdaq listing standards. Under the Nasdaq listing standards, an “independent director” is a director who is not an officer or employee of AngioDynamics or any subsidiary and who does not have any relationship that the Board of Directors believes would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors reviews the relationships that each director has with our Company, including relationships with the Company and any family member of each such director, on an annual basis and only those directors having no direct or indirect material relationship with our Company and who qualify as independent under the Nasdaq listing standards will be considered independent directors of AngioDynamics.
Communications with the Directors
Shareholders may communicate in writing with any particular director, the independent directors as a group, or the entire Board by sending such written communication to our Corporate Secretary at our principal executive offices, 14 Plaza Drive, Latham, New York 12110. Copies of written communications received at such address will be provided to the Board or the relevant director or directors unless such communications are determined by our outside counsel to be inappropriate for submission to the intended recipient(s). However, any communication not so delivered will be made available upon request to any director. Examples of shareholder communications that would be considered inappropriate for submission include, without limitation, customer complaints, business solicitations, product promotions, resumes and other forms of job inquiries, junk mail and mass mailings, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.
Policy on Director Attendance at Annual Meetings
All Board members are encouraged to attend our Annual Meetings of Shareholders absent an emergency or other unforeseen circumstance. All of our directors who were then serving on the Board attended our 2024 Annual Meeting of Shareholders.
Compliance Program
Our Board of Directors has adopted a written Code of Conduct for our Company. Our Code of Conduct is available at our website located at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Governance Documents-Code of Conduct” caption. All Company officers, employees, and directors are required to comply with our Code of Conduct. Our Code of Conduct covers a number of topics, including conflicts of interest, insider trading, fair dealing, equal employment opportunity and harassment, anti-bribery, and confidential information, as well as requiring adherence to all laws, rules, and regulations applicable to our business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of the Company through management or our legal counsel or by using the Company’s confidential Compliance Hotline. The Company also maintains a Board-approved comprehensive compliance program to ensure our employees comply with applicable laws, rules, regulations, and industry codes when interacting with healthcare professionals.
The Company maintains the Compliance Hotline for the Company employees and third parties to use as a means of raising concerns or seeking advice. The Compliance Hotline is provided by an independent third-party and is available worldwide. Individuals using the Compliance Hotline may choose to remain anonymous and all inquiries are kept confidential to the extent practicable in connection with the investigation. All Compliance Hotline inquiries are forwarded to the Company’s Corporate Compliance Group for investigation. The Audit Committee is informed of any matters reported to the Company’s Corporate Compliance Group, whether through the Compliance Hotline, management, or otherwise, involving accounting, internal control, or auditing matters. Matters reported to the Company’s Corporate Compliance Group, whether through the Compliance Hotline, management, or otherwise, involving, among other things, compliance with laws, employee health and safety, employment, and interactions with health care professionals, are generally reported to the Nominating, Compliance, and Corporate Governance Committee.
Hedging and Pledging Policy
Our Insider Trading Policy prohibits directors and employees, including named executive officers, from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, and from engaging in borrowing against AngioDynamics’ securities held in a margin account, or pledging AngioDynamics’ securities as collateral for a loan (unless the individual can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities).

Board of Directors Leadership Structure
Howard W. Donnelly is our independent, non-executive Chairman of the Board of Directors, and James C. Clemmer is our Chief Executive Officer. We separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the Board. We also believe that separation of the positions reinforces the independence of the Board in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders.
Risk Oversight
Our Board of Directors monitors management’s enterprise-wide approach to risk management. The full Board of Directors’ role in discussing and developing our business strategy is a key part of its understanding of the risks the Company faces and the steps management takes to manage those risks. The Board of Directors regularly assesses management’s appetite for risk and helps guide management in determining what constitutes an appropriate level of risk for the Company.
While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee reviews management’s enterprise risk assessment, which focuses on four primary areas of risk: Strategic; Financial; Operational and Legal/Compliance. In addition, the Audit Committee focuses on financial risks, including internal controls. In setting compensation, the Compensation Committee strives to create incentives that encourage an appropriate level of risk-taking behavior consistent with our business strategy. The Nominating, Compliance, and Corporate Governance Committee focuses on significant legal and regulatory compliance matters, including compliance with laws, employment matters, and interactions with health care professionals.

MEETINGS AND BOARD COMMITTEES
Committees of the Board
During our fiscal year ended May 31, 2025, our Board of Directors had three standing committees, the members of which have been appointed by the Board: the Audit Committee; the Compensation Committee; and the Nominating, Compliance and Corporate Governance Committee. Each committee is composed entirely of independent directors and the Chair and members of each committee are appointed annually by the Board. Each committee is authorized to retain its own outside counsel and other advisors as it desires, subject to, for the Nominating, Compliance and Corporate Governance Committee a $100,000 annual limitation on fees and expenses for such counsel and advisors without the full Board’s prior consent.
Each committee has adopted a written charter, and a brief summary of each committee’s responsibilities follows.
Audit Committee and Audit Committee Financial Expert
The Audit Committee assists our Board of Directors in its oversight of:
•the integrity of our financial statements, financial reporting process, system of internal controls over financial reporting, and audit process;
•our compliance with, and process for monitoring compliance with, legal and regulatory requirements, in coordination with the Nominating, Compliance, and Corporate Governance Committee;
•our independent registered public accounting firm’s qualifications and independence; and
•the performance of our independent registered public accounting firm.
In addition, our Audit Committee provides an open avenue of communication between the independent registered public accounting firm and the Board.
The authority and responsibilities of the Audit Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Committee Charters-Audit Committee” caption. The information on our website is not a part of this proxy statement.
During our fiscal year ended May 31, 2025, the members of the Audit Committee were Wesley E. Johnson, Jr., Lorinda Burgess, Karen Licitra and Jan Stern Reed. Our Board has determined that each member of the Audit Committee is independent under the Nasdaq listing standards. The Board has also determined that each member of the Audit Committee is financially literate in accordance with the Nasdaq listing standards and that Mr. Johnson, who serves as the chair of the Audit Committee, is an “audit committee financial expert,” as defined under SEC rules. The Audit Committee met eight times during our fiscal year ended May 31, 2025. All of such meetings were attended, either in person or telephonically, by all of the members of the Audit Committee. The Audit Committee did not take action by unanimous written consent during the fiscal year ended May 31, 2025.

The report of the Audit Committee begins on page 47 of this proxy statement.
Compensation Committee
The Compensation Committee is responsible for:
•assisting the Board in developing and evaluating potential candidates for executive positions;
•reviewing and recommending to the Board each year the objectives that will be the basis for the payment of the annual incentive compensation to the NEOs and CEO;
•reviewing the compensation for our NEOs;
•reviewing and recommending to the full Board the compensation for the CEO;
•reviewing our NEO's and our CEO’s performance annually in light of the Compensation Committee’s established goals and objectives;
•reviewing and approving the evaluation process, compensation structure and payouts for our other executive officers annually and overseeing the CEO’s decisions concerning the performance and compensation of our other executive officers; and
•reviewing and administering our incentive compensation and other stock-based plans and recommending changes in such plans to the Board, as needed.
The authority and responsibilities of the Compensation Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Committee Charters-Compensation Committee” caption. The information on our website is not a part of this proxy statement. The

Compensation Committee has authority under its charter to delegate its responsibilities to a subcommittee of the Committee, but did not do so during our fiscal year ended May 31, 2025.
During our fiscal year ended May 31, 2025, the members of the Compensation Committee were Eileen O. Auen, Lorinda Burgess, Karen Licitra and Michael E. Tarnoff, each of whom were determined by our Board of Directors to be independent under the Nasdaq listing standards. The Compensation Committee met four times during our fiscal year ended May 31, 2025. All of such meetings were attended, either in person or telephonically, by all of the then serving members of the Compensation Committee. The Compensation Committee took action by unanimous written consent on one occasion during the fiscal year ended May 31, 2025.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2025 and as of the date of this proxy statement, none of the members of the Compensation Committee was or is an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation Committee or Board of Directors of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.
Nominating, Compliance and Corporate Governance Committee
The Nominating, Compliance and Corporate Governance Committee is responsible for:
•assisting the Board in identifying individuals qualified to serve as directors of our Company and on committees of the Board and assessing the background and qualifications of director candidates;
•advising the Board with respect to Board composition, procedures and committees;
•developing and recommending to the Board a set of corporate governance principles applicable to our Company, including principles for determining the form and amount of director compensation;
•overseeing the evaluation of the Board; and
•overseeing the Company’s compliance with, and process for monitoring compliance with, legal and regulatory requirements, in coordination with the Audit Committee, including, without limitations, FDA, SEC, DOJ and international compliance matters.

The Nominating, Compliance and Corporate Governance Committee’s guidelines for selecting nominees to serve on the Board are set forth in its charter and summarized below.
The Nominating, Compliance and Corporate Governance Committee may apply several criteria in selecting and assessing nominees. At a minimum, the Committee will consider:
•whether each such nominee has demonstrated, by significant accomplishment in the nominee’s field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of our Company; and
•the nominee’s reputation for honesty and ethical conduct in the nominee’s personal and professional activities.
Additional factors that the Committee shall take into account are set forth in its charter, and include, for example, the relevance of a candidate’s specific experiences, skills, industry background and knowledge to the business and objectives of our Company; a candidate’s contribution to the diversity of the Board (including diversity of gender, race, and ethnicity); a candidate’s personal and professional integrity, character and business judgment; a candidate’s time availability in light of other commitments; any potential conflicts of interest involving a candidate; and any other factors or qualities that the Committee believes will enhance the Board’s ability to effectively oversee and direct our Company’s affairs and business, including, where applicable, the ability of Board committees to perform their duties or satisfy any independence requirements under the Nasdaq listing standards or otherwise. In identifying director candidates, the Committee also considers the composition of the Board as a whole, with the goal of achieving a balance of the above-listed criteria across the entire Board and a mix of management and independent directors, while also filling the need for particular skill sets, such as those required of the Audit Committee.
The Nominating, Compliance and Corporate Governance Committee will identify nominees by first evaluating the current members of our Board of Directors whose terms are expiring and who are willing to continue in service. In doing so, the Committee will balance the skills and experience of such current directors, as well as the value of continuity of their service, with that of obtaining new perspectives for the Board.
For new nominees, the Committee will identify potential candidates based on input from members of the Board and management and, if the Committee deems it appropriate, from one or more third-party search firms. The Committee will seek new qualified director candidates from, among other areas, the traditional corporate/business environment, healthcare providers and other professional fields and governmental and regulatory agencies that are relevant to our Company’s business and objectives. The Committee will seek to include qualified and diverse director candidates, including women and individuals from minority groups, in the pool from which nominees are selected. In this regard, the Committee and the Board believe that a diverse Board can lead to improved company performance by encouraging new ideas, expanding the knowledge base available to the Board and management and fostering a boardroom environment and culture that promotes new perspectives, innovation and deliberation.
Once a person has been identified by the Committee as a potential candidate, the Committee will assess, based on publicly available information regarding the person, whether the candidate should be considered further. If the Committee determines that the candidate warrants further consideration and the person expresses a willingness to be considered and to serve on the Board, the Committee will request information from the candidate, review his or her accomplishments and qualifications and conduct one or more interviews with the candidate. If the candidate appears qualified, committee members may also contact references provided by the candidate or other persons with first-hand knowledge of the candidate’s experience and accomplishments. Additionally, candidates may be requested to meet with some or all of the other members of the Board of Directors. Using the input from these interviews and the other information it has obtained, the Committee will determine whether it should recommend that the Board nominate, or elect to fill a vacancy with, a final prospective candidate. The Committee’s evaluation process is the same for candidates recommended by shareholders.
The authority and responsibilities of the Nominating, Compliance and Corporate Governance Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Committee Charters-Nominating, Compliance & Corporate Governance Committee” caption. The information on our website is not a part of this proxy statement.
During our fiscal year ended May 31, 2025, the members of the Nominating, Compliance and Corporate Governance Committee were Jan Stern Reed, Eileen O. Auen, Wesley E. Johnson, Jr. and Michael E. Tarnoff. Our Board has determined that each director serving on the Nominating, Compliance and Corporate Governance Committee is independent under the Nasdaq listing standards. Ms. Reed serves as the Chair of the Committee. The Nominating, Compliance and Corporate Governance Committee met five times during the fiscal year ended May 31, 2025. All of such meetings were attended, either in person or telephonically, by all of the members of the Nominating, Compliance and Corporate Governance Committee. The Nominating, Compliance and Corporate Governance Committee did not take action by unanimous written consent during the fiscal year ended May 31, 2025.
Recommendations by Shareholders of Director Nominees
Shareholders may recommend individuals to the Nominating, Compliance and Corporate Governance Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Nominating, Compliance and Corporate Governance Committee, c/o AngioDynamics, Inc., 14 Plaza Drive, Latham, New York 12110. Our shareholders also have the right to nominate director candidates without any action on the part of the Nominating, Compliance and Corporate Governance Committee or our Board of Directors by following the advance notice provisions of our by-laws as described under “Nomination of Directors.”
Meetings of the Board and Committees
Our Board of Directors held four meetings, either in person or by telephone, and took action by unanimous written consent on four occasions during our fiscal year ended May 31, 2025. Each incumbent director attended more than 75% of the meetings of the Board and of each committee of which he or she was a member that were held during the period in which he or she was a director or committee member.

Board Diversity
The composition of our directors with respect to tenure and gender diversity are shown below.

Tenure
13%
25%
62%
4 or fewer years
5-9 years
10-14 years
15 plus years

The following matrix summarizes the diversity of our Board as of September 18, 2025.

Board Diversity Matrix as of September 18, 2025
Total Number of Directors: 8
Gender	Female	Male
Directors	4	4
Demographic Information
African American or Black	1	0
Alaskan Native or Native American	0	0
Asian	0	0
White	3	4
Two or more races or ethnicities	0	0
LGBTQ+	0	0
Did not Disclose Demographic Background	0	0

OWNERSHIP OF SECURITIES
The following table sets forth the AngioDynamics common stock beneficially owned by each of our current directors, each of our named executive officers, all of our current directors and executive officers as a group and each person known by us to beneficially own more than 5% of our common stock as of September 18, 2025. Except as otherwise noted, each individual director or named executive officer had sole voting and investment power with respect to the AngioDynamics common stock. As of September 18, 2025, there were 41,076,119 shares of our common stock outstanding. As of September 18, 2025, no director or executive officer beneficially owned more than 1% of the shares of our outstanding common stock. As of September 18, 2025, AngioDynamics’ current directors and executive officers as a group beneficially owned 6.0% of the shares of common stock outstanding.

Significant Shareholders
Name of Beneficial Owner	Number of Shares of Common Stock Owned as of September 18, 2025(a)	% of Outstanding Shares	Of Number of Shares Beneficially Owned, Number that May be Acquired Within 60 Days of September 18, 2025
5% Owners
Divisadaro Street Capital Management, LP 3480 Main Highway, Suite 204 Miami, FL 33133	3,395,430(b)	8.3%	—
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	2,198,422(c)	7.1%	—
Systematic Financial Management LP 300 Frank W. Burr Boulevard, 7th Floor Teaneck, NJ 07666	2,521,066(d)	6.1%	—
Millennium Management LLC 399 Park Avenue New York, NY 10022	2,124,268(e)	5.2%	—
Point72 Asset Management, L.P. 72 Cummings Point Road Stamford, CT 06902	2,120,2020(f)	5.2%	—
Beneficial Ownership of Management
Non-Employee Directors
Eileen O. Auen	129,718	*	25,000
Lorinda A. Burgess	55,257		—
Howard W. Donnelly	167,051	*	—
Wesley E. Johnson, Jr.	137,563	*	—
Karen A. Licitra	90,453	*	—
Jan Stern Reed	130,034	*	25,000
Michael C. Tarnoff	83,378	*	—
Named Executive Officers
James C. Clemmer	1,117,665	*	686,478
Stephen A. Trowbridge	322,427	*	187,660
Lawrence T. Weiss	1,113	*	—
Laura Piccinini	102,524	*	87,881
Warren G. Nighan	127,214	*	91,103
All directors and executive officers as a group (12 persons)(g)	2,464,397	6.0%	1,103,122
 *    Represents less than one percent of the number of shares outstanding at September 18, 2025.

(a)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, although not outstanding, shares of common stock subject to options that are exercisable or will become exercisable within 60 days of September 18, 2025 and restricted stock units that will vest within 60 days of September 18, 2025 are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(b)
Share ownership information based upon a Schedule 13G filed by Divisadero Street Capital Management, LP on August 13, 2025. According to the Schedule 13G, all of the securities reported in this Schedule 13G are directly owned by advisory clients of Divisadaro Street Capital Management, LP. None of those advisory clients other than Divisadero Street Partners, L.P., may be deemed to beneficially own more than 5% of the shares of the Company.

(c)	Share ownership information based upon a Schedule 13G filed by BlackRock, Inc. on April 17, 2025. According to the Schedule 13G, Blackrock, Inc. has sole voting power with respect to 2,868,268 shares and sole dispositive power with respect to 2,918,422 shares.
(d)	Share ownership information based upon a Schedule 13G filed by Systematic Financial Management on February 13, 2025. According to the Schedule 13G, Systematic Financial Management LP has sole voting power with respect to 1,484,876 shares and sole dispositive power with respect to 2,521,066 shares.
(e)	Share ownership information based upon a Schedule 13G filed by Integrated Core Strategies (US) LLC on July 22, 2025, 2025. According to the Schedule 13G, the securities disclosed therein as potentially beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Mr. Englander are held by entities subject to voting control and investment discretion by Millennium Management LLC and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to beneficial ownership of the securities held by such entities.
(f)	Share ownership information based upon a Schedule 13G filed by Point72 Asset Management, L.P. on July 17, 2025.
(g)	Includes all of the persons identified as non-employee directors and named executive officers.

Equity Compensation Plan Information
The following table sets forth information, as of May 31, 2025, with respect to compensation plans under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (4)
2004 Equity compensation plan approved by security holders	1,079,024 (1)	$15.61	—
2020 Equity compensation plan approved by security holders	4,042,049 (2)	$13.43	4,001,656

Total	5,121,073	$14.36	4,001,656

(1)	Includes (i) 1,079,024 stock options with a weighted-average exercise price of $15.61.
(2)	Includes (i) 1,456,478 stock options with a weighted-average exercise price of $13.43, (ii) 1,508,239 restricted stock units and (iii) 1,077,332 performance share units.
(3)	Because there is no exercise price associated with restricted stock units and performance share units, such equity awards are not included in the calculation of the weighted-average exercise price shown here.
(4)	Reflects the number of securities remaining available for future issuance under the AngioDynamics, Inc. 2020 Equity Incentive Plan.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Business and Performance Overview
During fiscal year 2025, we continued to execute on our strategic transformation, including:
•Focusing on technologies and innovations that compete in large, fast growing, high-margin markets to produce measurable patient outcomes;
•Leveraging research and development and clinical and regulatory pathway expansion; and
•Attracting and retaining top talent.
In connection with our strategic transformation, we have organized our portfolio into two key platforms: Med Tech and Med Device. Med Tech comprises our high growth technology platforms including: our peripheral arterial disease Auryon Atherectomy laser, our Mechanical Thrombectomy products, including our AngioVac and AlphaVac products and our solid tumor ablation NanoKnife irreversible electroporation products. Med Device comprises our angiographic catheters, our EVLT products, our port products and our other Oncology products.
Global macroeconomic conditions continued to impact our business in fiscal year 2025. The market continues to experience disruptions with respect to inflationary pressures, consumer demand, hospital operating procedures and workflow. Despite these persistent challenges, we made significant progress in our transformation into a customer-focused, technology-driven, growth-oriented company. We maintained our focus on disciplined investments in talent and technologies to drive revenue growth for our company in large, fast growing, highly profitable markets. In fiscal year 2025, we initiated and executed on strategic research & development and sales & marketing investments in our growth platforms, which drove growth in fiscal year 2025 and we believe positions us well for fiscal year 2026.
Highlights include:
Financial Highlights
•GAAP reported revenue decreased by 3.8% to $292.5 million, due to the sale of the PICCs, Midline, dialysis and BioSentry businesses, along with the discontinuation of the RadioFrequency Ablation and Syntrax product lines;
•On a pro forma basis, excluding revenue related to the sold or discontinued products, revenue grew 8.1%;
•Med Tech revenue grew 19.0%;
•GAAP reported Med Device revenue decreased 16.0%. On a pro forma basis, excluding revenue related to the sold or discontinued products, Med Device revenue remained consistent year over year;
•Gross margin increased by 300 bps to 53.9%;
•Net loss decreased by $150.4 million to $34.0 million; and
•Loss per share decreased by $3.76 to a loss of $0.83.

Other Highlights
•Received CE mark approval in Europe for Auryon;
•Received CPT Category I Codes for Irreversible Electroporation (IRE), the primary method of action for the NanoKnife System, for the treatment of lesions in the prostate and liver, effective January 2026;
•Received FDA 510(k) clearance for NanoKnife Prostate Tissue Ablation;
•Received CPT Category I Codes for Irreversible Electroporation (IRE), the primary method of action for the NanoKnife System, for the treatment of the pancreas, effective January 2027;
•Published APEX-AV trial results in the Journal of the Society for Cardiovascular Angiography & Interventions demonstrating the safety and efficacy of the AlphaVac F1885 System;
•Initiated RECOVER-AV Clinical Trial in Europe for AlphaVac; and
•Initiated the AMBITION BTK RCT and Registry to generate definitive clinical evidence supporting the use of the Auryon Atherectomy System in treating below the knee lesions in patients with critical limb ischemia.

Key Compensation Program Features and Governance Practices
We have set forth below certain key features of our executive compensation program applicable to our named executive officers and key compensation governance practices that strengthen the alignment of our named executive officers’ interests with those of our shareholders:

Key Compensation Program Features	Key Compensation Governance Practices
•For fiscal year 2025, 67% of our CEO's target total compensation was performance-based (including performance shares, options and short-term incentive compensation)	•Robust stock ownership guidelines to align executives with our shareholders regarding our long-term performance
•Mix of fixed and variable compensation, with a strong emphasis on variable, at-risk performance-based compensation	•Clawback policy that allows the Company to recoup incentive-based compensation paid to executive officers under certain circumstances
•Short- and long-term compensation opportunities with performance metrics tied to our strategy and performance (including relative total shareholder return)	•No option repricing or cash buyout of underwater options without shareholder approval
•50% of target long-term incentive opportunity is performance-contingent and measured over a three-year period	•Engagement of an independent compensation consultant with no other ties to the Company or management
•Stock-based awards with four-year vesting to promote retention	•Change in control agreements with double trigger severance arrangements
•Double trigger change in control provision in the 2020 Long Term Incentive Plan	•Active engagement with investors
2024 Shareholder Advisory Vote on Executive Compensation
At our 2024 annual meeting, our shareholders approved, on an advisory basis, the compensation paid to our named executive officers, as disclosed under the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in the proxy statement for the 2024 annual meeting. The shareholder vote in favor of our named executive officer compensation totaled approximately 91.9 percent of all votes cast, including abstentions. The Compensation Committee considered the results of the 2024 vote and views the outcome as evidence of strong shareholder support of our executive compensation decisions and policies. Accordingly, the Compensation Committee did not change its general approach to executive compensation in fiscal year 2025.
Compensation Philosophy and Objectives
AngioDynamics operates in an extremely competitive industry. Our compensation philosophy is designed to:
•align our executive officers’ compensation with our business objectives and the interests of our shareholders;
•enable us to attract, motivate, engage and retain successful, qualified senior executive leadership talent necessary to achieve our long-term goals; and
•reward performance, company growth and advancement of our long-term strategic initiatives.
AngioDynamics generally sets executive compensation targets for cash and equity-based compensation within a competitive range of the 50th percentile of companies in a pre-determined comparable group through a combination of fixed and variable compensation. Our compensation program supports our “pay for performance” philosophy by targeting compensation within a competitive range of the 50th percentile with the opportunity to earn higher percentile actual pay when warranted by performance. Conversely, if performance falls below objectives, the programs are structured such that actual realized pay would vary accordingly.
AngioDynamics views these ranges of compensation targets as a guideline in setting and adjusting our compensation programs. While the Compensation Committee attempts to base compensation decisions on the most recent market data available, it also recognizes the importance of flexibility and customization, and may go above or below the targeted ranges for any individual or for any specific element of compensation as it sees appropriate. Individual executive compensation may be above or below the stated targets based on considerations such as individual performance, experience, history and scope of position, current market conditions and the specific needs of the business at critical points in time.
Within this overall philosophy, the Compensation Committee’s objectives are to:
•offer a total compensation package that takes into consideration the compensation practices of similarly situated companies with which we compete for exceptional senior level talent;
•provide annual cash incentive awards relative to attaining certain pre-determined financial metrics, along with completion of individual objectives;

•align financial incentives with shareholders’ interests through significant equity-based long-term incentives to senior management; and
•reward overachievement of goals with programs designed to have upside opportunity for participants, but also providing downsides if performance falls short.
Named Executive Officers
AngioDynamics’ named executive officers (or "NEOs") for fiscal year 2025 are as follows:

Executive Officer	Title
James C. Clemmer	President and Chief Executive Officer
Stephen A. Trowbridge	Executive Vice President and Chief Financial Officer
Lawrence T. Weiss	Senior Vice President, Chief Legal Officer and Corporate Secretary
Laura Piccinini	Senior Vice President and General Manager, Cardiovascular and International
Warren G. Nighan	Senior Vice President, Global Supply Chain, Quality and Regulatory Affairs
This Compensation Discussion and Analysis and the tables that follow describe compensation decisions regarding our NEOs.
Summary of Components of Executive Compensation
The following charts depict the mix of components of target compensation for our CEO and our other named executive officers established by our Compensation Committee for our fiscal year ended May 31, 2025. As demonstrated by the charts, a majority of each of our executive's target compensation is performance-based and at risk. Each of the components is described in more detail below.

CEO Target Compensation Composition
17%
17%
67%
Annual Cash Incentive Program
Long Term Equity
Base Salary

SVP and Chief Legal Officer
21%
43%
36%
Annual Cash Incentive Program
Long Term Equity
Base Salary

SVP GM Global Supply Chain, Quality and Regulatory Affairs Target Compensation Composition
19%
37%
44%
Annual Cash Incentive Program
Long Term Equity
Base Salary

The Compensation Committee
The Compensation Committee is responsible for: (i) assisting the Board in developing and evaluating potential candidates for executive positions; (ii) reviewing and recommending to the Board the corporate goals and objectives with respect to our CEO’s compensation on an annual basis; (iii) reviewing our CEO’s performance annually in light of the Committee’s established goals and objectives and recommending to the full Board (exclusive of the CEO) the compensation payable to the CEO; (iv) reviewing and approving the evaluation process, compensation structure and payouts for our other named executive officers annually and overseeing the CEO’s decisions concerning the performance and compensation of our other named executive officers; and (v) reviewing and ensuring our incentive compensation and other stock-based plans are administered consistent with the terms of such plans and recommending changes in such plans to the Board, as needed. The authority and responsibilities of the Compensation Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Committee Charters-Compensation Committee” caption. The information on our website is not a part of this proxy statement.
Our Board of Directors has determined that all of the directors who were members of the Compensation Committee during our fiscal year ended May 31, 2025, Ms. Auen, Ms. Burgess, Ms. Licitra, and Mr. Tarnoff, are independent under the Nasdaq listing standards. Although the Compensation Committee comprises solely independent directors, it does consider the recommendations, if any, provided by our CEO in determining the appropriate levels of compensation for our named executive officers, other than the CEO.
Independent Compensation Consultant
The Committee has the authority, in its sole discretion, to retain compensation consultants. In establishing executive compensation for fiscal year 2025, the Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant based on its expertise and past service to the Committee. Meridian provided research, data analyses, benchmarking information and design expertise in developing compensation programs for executives and incentive programs for eligible employees. Meridian kept the Compensation Committee apprised of regulatory developments and market trends related to executive compensation practices. Meridian does not determine or recommend the exact amount or form of executive compensation for any of our executive officers or directors. Representatives of Meridian attended meetings of the Compensation Committee, as requested. The Committee assessed the independence of Meridian and concluded that no conflict of interest exists with respect to its services to the Compensation Committee. Among other things in fiscal year 2025, Meridian:
•analyzed our historical and current compensation practices and philosophies;
•performed a proxy pay level benchmarking review using peer group data and other industry specific surveys to analyze base salary, annual cash incentives, total cash compensation, long-term incentives, and total direct compensation paid to executives and summarized its findings in the form of a competitive pay analysis to inform fiscal year 2025 target compensation; and
•presented recommendations for comprehensive executive plan strategy and pay structure for fiscal year 2025, including base salary levels, design of the annual bonus program, design of long-term incentive programs and amount and allocation of short-term and long-term incentive compensation components.
Compensation Peer Group
For fiscal year 2025 compensation decisions, Meridian reassessed the list of peer companies to be used in compensation benchmarking analysis, focusing on publicly-traded medical device companies with revenues of approximately 1/3x to 3x our current revenue at the time of selection. The result of the analysis was the following peer group of 14 companies with our revenue positioned at approximately the median of the group at the time of selection.

Accuray Incorporated	Atrion Corporation	Inari Medical, Inc.	STAAR Surgical Company
Alphatec Holdings, Inc.	AxoGen, Inc.	LeMaitre Vascular, Inc.	Surmodics, Inc.
Artivian, Inc.	Cutera, Inc.	Nevro Corp.
AtriCure, Inc.	Glaukos Corporation	Orthofix Medical Inc.
Components of Executive Compensation for Fiscal Year 2025
The three components of the compensation program for named executive officers are base salary, annual cash incentive compensation and long-term equity-based incentive awards in the form of performance share awards, stock options and restricted stock unit awards. The Compensation Committee administers these components with the goal of providing total compensation that is competitive in the marketplace, while recognizing meaningful differences in individual performance and offering the opportunity to earn superior rewards when merited by individual performance. The Compensation Committee’s policy is to establish ranges for base salary, annual cash incentive compensation and equity-based incentives for named executive officer positions, including that of the CEO, along with the full Board, with consideration to the amounts paid by similarly-situated companies, which include publicly traded companies of similar structure, revenue, and profitability in the medical device and life sciences industries.
Base Salaries
The base salary for each named executive officer is determined at levels considered appropriate for comparable positions at similarly situated companies, while generally targeting the 50th percentile for total cash compensation of executives at such similarly situated companies. Adjustments to each individual’s base salary are made based on annual performance reviews with consideration given to the executive’s performance as well as his/her salary compared with the range of those listed in the aforementioned survey and our executives generally. Among the criteria used in the annual performance reviews are the work and supervisory performance of the executive, demonstrated management and leadership skills, performance to specific established personal goals, and the strengths and weaknesses that the executive demonstrates on the job.
Base salary increases for the named executive officers occurred in fiscal year 2025, that were effective September 1, 2024 as summarized in the below table:

Name	Fiscal 2024 Base Salary	Fiscal 2025 Base Salary	Percentage Increase
James C. Clemmer	$783,000	$810,400	3.5%
Stephen A. Trowbridge	$441,334	$461,194	4.5%
Lawrence T. Weiss (1)	$—	$430,000	N/A
Laura Piccinini (2)	$401,282	$413,064	2.9%
Warren G. Nighan	$392,700	$404,481	3.0%

(1)	Mr. Weiss was hired in December 2024.
(2)	Ms. Piccinini is paid in Euros, which was converted to U.S. Dollars using a period average exchange rate for fiscal years 2025 and 2024 of 1.08 Euro per Dollar and 1.08 Euro per Dollar, respectively. Based upon the spot rate on the date that Ms. Piccinini's base salary was set for fiscal year 2025, she received a 4% base salary increase.
Annual Cash Incentives
The Compensation Committee believes that a meaningful portion of the annual compensation of each named executive officer should be in the form of annual cash incentive compensation.
For our fiscal year ended May 31, 2025, annual cash incentive targets were based upon a mix of pre-determined financial metrics and the achievement of pre-determined corporate objectives with compensation up to a maximum of 200% of the target incentive payment amounts if we overachieve our targets. The table below sets forth the targets set by the Compensation Committee, the rationale for the particular goal and achievement against targets:

Goal	Rationale	Target	Target Bonus Percent	Achievement ($)	Achievement (% of Target Bonus Percent)	Bonus Payout (%)
Financial Metrics:							}
Net Sales(1)	Directly linked to creating long-term value for shareholders	$288.2 million	50%	$292.5 million	102%	60%
Adjusted EBITDA(2)		$1.2 million	30%	$4.2 million	633%	60%
Corporate Objectives:
AlphaVac PE full market release	Directly linked to strategic plan and creating long-term value for shareholders	Qualitative	20%	Achieved target expectations	150%	30%
Launch plan for NanoKnife Prostate post indication								150%
Commercialize Auryon and AphaVac internationally
Execute on Project Re-Wire manufacturing move
(1) The Net Sales target was adjusted to reflect pro forma results accounting for the divestiture completed in fiscal year 2025.
(2) Adjusted EBITDA, excludes the amortization of intangibles, change in fair value of contingent consideration, acquisition, restructuring and other items.
The achievement on the financial metrics as a percent of target is based upon pre-determined quantitative levels of achievements. For our corporate objectives, the Committee takes both a goal specific and a comprehensive evaluation approach to determine total achievement. Assessing the overall specifics with respect to each goal, as well as the impact of these activities on the Company's strategic transformation and the fiscal year operating resulting, including revenue growth, gross margin and adjusted earnings per share, the Committee awarded attainment of 150% of our corporate objective metrics.
In fiscal year 2025, the target incentive payment amounts and the actual payout amounts, each as a percentage of base salary, for the named executive officers were as follows:

Name	Target as a Percentage of Base Salary	Actual Payout as a Percentage of Target	Actual Payout as a Percentage of Base Salary	Total Amount Paid
James C. Clemmer	100%	150%	150%	$1,215,607
Stephen A. Trowbridge	65%	150%	98%	$449,664
Lawrence T. Weiss(1)	60%	75%	45%	$193,500
Laura Piccinini	60%	150%	90%	$371,758
Warren G. Nighan	50%	150%	75%	$303,360
(1) Mr. Weiss was hired in December 2024 therefore his incentive payment was prorated.

Long-Term, Equity-Based Incentive Awards
In 2020, we adopted the AngioDynamics, Inc. 2020 Equity Incentive Plan, (the "2020 Plan"). The 2020 Plan provides for the grant of incentive awards, including performance share awards, performance unit awards, restricted stock awards and restricted stock unit awards, as well as incentive and non-qualified stock options and stock appreciation rights. The Compensation Committee believes that including equity grants as a significant component of executive compensation aligns our executives’ interest with those of our shareholders. The Compensation Committee has made grants of stock options, restricted stock unit awards and performance share awards and, in the future, expects to offer additional awards under equity plans approved by the shareholders in order to provide named executive officers with an opportunity to share, along with shareholders, in our long-term performance and to reward these individuals for their contribution to our performance.
The target value of stock options, restricted stock units or performance share awards granted to each named executive officer is based upon several factors, including: (i) position with AngioDynamics; (ii) base salary; (iii) performance; and

(iv) the grants made, on average, by similarly situated companies to executives with similar responsibilities. For our fiscal year ended May 31, 2025, the Compensation Committee set targets of total long-term incentive awards as follows:

Name	Target Long-term Incentive Awards %		Composition
James C. Clemmer	400% of base salary	}	50% performance share awards 25% restricted stock units 25% options
Stephen A. Trowbridge	250% of base salary
Lawrence T. Weiss	120% of base salary
Laura Piccinini	120% of base salary
Warren G. Nighan	100% of base salary
For long term inventive awards made in fiscal year 2025, the Committee determined to grant each of the named executive officers 100% of target.

The Compensation Committee and the Board of Directors believe that this annual long-term incentive program provides a strong pay for performance orientation while effectively incentivizing management decision making and providing appropriate retention incentives. Performance share award payouts are directly tied to AngioDynamics’ performance and total shareholder return relative to a peer group of companies with similar risk profiles to AngioDynamics. Stock options effectively incentivize management to maximize company performance, as the value of options is directly tied to appreciation in the value of our common stock. Stock options also provide an effective retention mechanism because awards, including fiscal year 2025 awards, typically vest over four years. The exercise price of options granted under our plan must be at least 100% of the fair market value of the underlying stock on the date of grant. Restricted stock units are intended to retain key management through vesting periods, with the opportunity for capital accumulation and more predictable long-term incentive value than stock options. Restricted stock unit awards, including fiscal year 2025 awards, typically vest equally over a four-year period and are settled in shares of AngioDynamics' common stock if the employee remains active with the Company through the vesting date.

Performance share awards are generally made each year with awards having a three-year term with payouts to be made in shares of AngioDynamics’ common stock at the end of the term depending on performance against pre-determined goals. For the fiscal year 2025 awards (granted on July 17, 2024), 100 percent of the performance shares will be measured based on our cumulative revenue over the three-year performance period. At the beginning of the performance period, the threshold, target and maximum revenue goals were set by the Compensation Committee for the entire three-year performance period. For fiscal year 2025, the Committee based the award 100% on revenue because of the Company's three-year strategic plan focused on revenue growth and investment focused on our Med Tech platforms, while continuing with short-term incentive metrics to link performance to an Adjusted EBITDA metric. The revenue goal established by the Committee is designed to be difficult but achievable if the executives deliver strong performance.
At the end of the performance period, the total number of shares eligible to vest is subject to a relative total shareholder return (“TSR”) modifier to more closely align management and shareholder interests. The TSR modifier can adjust the aggregate number of shares eligible to vest at the end of the three-year period up or down by a maximum of 20% at the 75th and 25th percentile of performance relative to a peer group of companies with similar risk profiles to AngioDynamics. The modifier will be calculated on a straight-line basis for relative TSR performance between the 75th and 25th percentiles. Therefore, with the TSR modifier applied, 0% to 240% of the total target number of shares subject to the fiscal year 2025 performance share unit awards will be eligible to vest at the end of the three-year performance period.
The Compensation Committee approves all equity awards granted to our NEOs and Board on or before the grant date. Annual equity awards are generally granted effective after our applicable fiscal year-end earnings release following the decision to make the grant, regardless of the timing of the decision. Our Compensation Committee has elected to grant equity-based awards shortly following our earnings releases so that the equity-based awards are granted (and valued) at a point in time when the most important information about our company then known to management and our board is likely to have been disseminated in the market. The Compensation Committee may also grant equity awards at other times during the year due to special circumstances, including to new executive officers upon hire or promotion or a change in an executive officer’s role. As a matter of good corporate governance, we do not grant equity awards in anticipation of the release of material nonpublic information and, in any event, we do not time the release of material nonpublic information in coordination with grants of equity awards in a manner that intentionally benefits our NEOs or directors. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in fiscal year 2025.

The peer group for performance share awards granted in fiscal year 2025 is set forth in the table below.

Abbott Laboratories	Hologic, Inc.	NovoCure Limited
Accuray Inc.	IDEXX Laboratories, Inc.	Omnicell, Inc.
Alphatec Holdings, Inc.	Inari Medical, Inc.	Orthofix Medical Inc.
Artivion, Inc.	InMode Ltd	Paragon 28, Inc.
AtriCure, Inc.	Inogen, Inc.	Penumbra, Inc.
Axonics, Inc.	Inspire Medical Systems, Inc.	QuidelOrtho Corporation
Baxter International Inc.	Insulet Corporation	ResMed Inc.
Becton, Dickinson & Company	Integra Lifesciences Holdings Corporation	Steris Corporation
Boston Scientific Corporation	Intuitive Surgical, Inc.	Stryker Corporation
CONMED Corporation	iRhythm Technologies, Inc.	Tactile Systems Technology, Inc.
Dexcom, Inc.	Kewaunee Scientific, Inc.	Tandem Diabetes Care, Inc.
Edwards Lifesciences Corp	LeMaitre Vascular, Inc.	Teleflex Incorporated
Enovis Corporation	LivaNova PLC	TransMedics Group, Inc.
Envista Holdings Corporation	Masimo Corporation	Varex Imaging Corporation
GE Healthcare Technologies, Inc.	Medtronic plc	Zimmer Biomet Holdings, Inc.
Glaukos Corporation	Nevro Corp.	ZimVie Inc.
Globus Medical, Inc.
Except as described below under "Potential Payments Upon Termination or Change in Control," in the event of the named executive officer’s termination of employment, all of his or her unvested options, restricted stock units and performance share awards are generally forfeited in accordance with the provisions of the 2004 Plan, the 2020 Plan and the applicable grant agreement.
For our fiscal year ended May 31, 2025, based upon the Black-Scholes valuation for our options as of July 17, 2024, the Compensation Committee granted the following options to our named executive officers, which vest ratably over four years:

Executive Officer	Number of Options	Grant Date Fair Value
James C. Clemmer	215,159	$808,207
Stephen A. Trowbridge	76,458	$287,497
Lawrence T. Weiss (1)	103,650	$386,655
Laura Piccinini	29,863	$112,290
Warren G. Nighan	23,507	$88,391
(1) Mr. Weiss' options are based on the Black-Scholes valuation as of December 2, 2024.
For our fiscal year ended May 31, 2025, based upon the closing price for our common stock as of July 17, 2024, the Compensation Committee granted the following restricted stock units for our named executive officers, which vest ratably over four years:

Executive Officer	Number of Restricted Stock Units	Grant Date Fair Value
James C. Clemmer	109,628	$811,247
Stephen A. Trowbridge	38,953	$288,252
Lawrence T. Weiss (1)	52,697	$376,257
Laura Piccinini	21,971	$162,585
Warren G. Nighan	18,733	$138,624
(1) Mr. Weiss' Restricted Stock Units are based on the closing stock price as of December 2, 2024.
For our fiscal year ended May 31, 2025, the Compensation Committee granted the following performance share awards for our named executive officers with a target number of performance shares as follows:

Executive Officer	Target Number of Performance Shares	Grant Date Fair Value at Target
James C. Clemmer	219,255	$1,817,623
Stephen A. Trowbridge	77,905	$645,832
Lawrence T. Weiss (1)	—	$—
Laura Piccinini	30,428	$252,248
Warren G. Nighan	23,952	$198,562
(1) Mr. Weiss did not receive performance share awards during fiscal year 2025 due to his hire date.
Equity grants made to our named executive officers in fiscal year 2025 are set forth below in the table titled “Grants of Plan-Based Awards for Fiscal Year 2025.”
Vesting of Fiscal 2023 Performance Share Awards
Goals: The Fiscal 2023 Performance Share Awards had a three year performance period from June 1, 2022 through May 31, 2025. These grants were structured with performance targets linked to cumulative revenue over a three year performance period. Performance against these financial targets is then modified by relative TSR achievement over the performance period against a pre-determined comparator group.
The Compensation Committee believes that the respective revenue and Adjusted EPS goals when established were difficult to achieve and that their achievement would reflect executive performance that would benefit the Company and its shareholders over the long term.
The Company achieved revenue of $902.2 million, which resulted in 0% achievement and corresponded to no payout.

Executive Officer	Threshold (#) (1)	Target (#) (1)	Maximum (#) (1)	Actual (#)
James C. Clemmer	—	66,187	132,374	—
Stephen A. Trowbridge	—	15,922	31,844	—
Lawrence T. Weiss(2)	—	—	—	—
Laura Piccinini	—	8,803	17,606	—
Warren G. Nighan	—	6,852	13,704	—
(1) Excluding TSR modifier.
(2) Mr. Weiss was hired in December 2024 and did not receive performance share awards in 2023.

Other Compensation Considerations
CEO Employment Agreement
On April 1, 2016, AngioDynamics entered into an employment agreement with James C. Clemmer, appointing Mr. Clemmer as President and Chief Executive Officer of the Company, effective April 4, 2016. Pursuant to that employment agreement, Mr. Clemmer, serves as the Company’s President and CEO for successive one-year terms unless either party notifies the other in writing not later than March 1 immediately prior to the anniversary of the employment agreement effective date. Mr. Clemmer’s employment agreement provides him with an annual base salary ($810,400 in fiscal year 2025) and eligibility for an annual bonus with a target level of 100% of his base salary, payable based upon our achievement of pre-determined financial metrics as discussed in further detail above. In addition, pursuant to the agreement, Mr. Clemmer is eligible to receive (i) an executive car allowance of $1,500 per month (less applicable taxes) and (ii) reimbursement for reasonable business expenses incurred during the period of employment subject to the Company’s expense reimbursement policies. Mr. Clemmer is eligible to participate in the benefit and perquisite plans and programs generally available to senior executives of the Company, including health insurance, life and disability insurance, the Employee Stock Purchase Plan, 401(k) plan and flexible spending plan. The employment agreement also provides Mr. Clemmer with severance benefits in certain circumstances, as more fully described below.

Stock Ownership Guidelines
To further align the interests of management and shareholders, we maintain stock ownership guidelines for our senior executive officers, including our named executive officers. Our CEO is required to hold a number of shares with a value equal to three times his or her base salary, while our EVP and CFO and each of our SVPs are required to hold a number of shares with a value equal to one times his or her base salary. A senior executive who holds a number of shares less than the applicable ownership level must hold 100% of all Net Shares (as defined below) granted by the Company until the ownership level is met. "Net Shares" are all shares received pursuant to all Company equity awards excluding shares sold to cover (i) the exercise price of options and/or (ii) taxes. The Compensation Committee is mindful that each individual’s personal circumstances will affect progress toward the targeted levels of stock ownership. Senior executives who are unable to achieve or maintain the targeted level of ownership may consult with the Compensation Committee with respect to a hardship exemption. Each of our named executive officers is currently in compliance with the applicable holding requirements.

Hedging and Pledging Policy
Our Insider Trading Policy prohibits directors and employees, including named executive officers, from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, and from engaging in borrowing against AngioDynamics’ securities held in a margin account, or pledging AngioDynamics’ securities as collateral for a loan.
Clawback Policy
If any award (including an annual cash incentive award as well as a long-term equity-based incentive award) was granted to an AngioDynamics’ executive and the Compensation Committee (or the Board of Directors) later determines that the financial results of the Company used to determine the amount of that award, or any payment under that award, whether to the executive or to the executive’s beneficiary, are materially restated and that such executive engaged in fraud or intentional misconduct with respect to the inputs to, or determination of, such financial results, the Company will seek repayment or recovery of the award, as the Board of Directors in its sole discretion determines is reasonable and appropriate, notwithstanding any contrary provision of any incentive plan. In addition, the Compensation Committee or the Board of Directors may provide that any executive and/or any award, including any shares subject to or issued under an award, is subject to any other recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.
In addition, the Company has adopted an Executive Compensation Recoupment Policy that provides that the Company will recover reasonably promptly the amount of erroneously awarded incentive based compensation to an executive officer in the event that the Company is required to prepare an accounting restatement due to the material non-compliance of the Company with any financial reporting requirement under the United States Securities Laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
Finally, the Company’s 2004 Plan, as amended, and the 2020 Plan each includes clawback provisions that provide that any award (including annual cash incentive awards as well as long-term equity-based incentive awards) granted to an executive are subject to repayment if the Compensation Committee or the Board of Directors later determines that the financial results of the Company upon which such awards were based are materially restated and such executive engaged in fraud or intentional misconduct in connection with such financial results.
Perquisites
All executives of AngioDynamics are entitled to an automobile allowance of $1,200 per month ($1,500 in the case of our CEO) and we will cover the employee's expenses for mileage or gas for company related business.
Deferred Compensation Program
We do not sponsor or maintain any non-qualified deferred compensation programs for the benefit of any of our named executive officers.
Severance and Change in Control Arrangements
As described more fully below under the heading entitled “Potential Payments Upon Termination or Change in Control,” we maintain various arrangements with our named executive officers under which they may be eligible for severance payments and benefits, including change in control benefits. Given our relative size in our industry and the continued trend toward consolidation in our industry, we believe that we need strong, market competitive change in control benefits to attract and retain key executives. We believe this to be particularly important during and beyond an acquisition to ensure the ongoing success of our business and to maximize value for our shareholders. Each of our change in control agreements contains a “double trigger” whereby there must be both a change in control and a qualifying termination of employment before payment of such benefits thereunder to the executive. We believe that these agreements encourage retention by providing an incentive for the executive to remain with us until the completion of a pending change in control and by providing security to the executive, either in the form of continued employment or severance benefits, following a change in control.
Compensation Policies and Practices Relating to Risk Management
Each year, the Compensation Committee reviews our compensation programs applicable to all employees and reviews and approves the compensation program applicable to executives, including the named executive officers. Based on the Compensation Committee’s review of the terms and elements of these programs, as well as our practices and policies, the Compensation Committee determined that the Company’s compensation policies and practices are appropriately designed to provide incentives for our employees without creating an inappropriate risk of excessive risk taking. Among other factors, the Compensation Committee’s compensation philosophy generally discourages excessive risk taking by, among other things:
•targeting base salary at or near a reasonable range around the 50th percentile of comparable companies, providing meaningful compensation at a competitive and market-appropriate level;
•designing total compensation programs to include a meaningful amount of long-term incentive compensation;
•balancing the composition of the Company’s long-term incentive program to include time based restricted stock units and stock options to go along with performance shares;
•capping the total payout of short-term cash incentive opportunities, as well as the maximum number of shares that can be earned under the performance-based component of LTI;
•adopting a code of ethics and business conduct applicable to all employees and directors; and
•maintaining incentive plans that, in aggregate, assess performance multi-dimensionally, including top line, bottom line, TSR and qualitative measures.

In addition, the Company’s 2004 Plan, as amended, and the 2020 Plan each includes clawback provisions that provide that any award (including annual cash incentive awards as well as long-term equity-based incentive awards) granted to an executive are subject to repayment if the Compensation Committee or the Board of Directors later determines that the financial results of the Company upon which such awards were based are materially restated and such executive engaged in fraud or intentional misconduct in connection with such financial results. See Clawback Policy set forth in this Compensation Discussion and Analysis.
Based on the Compensation Committee’s review, the Company has concluded that the risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Report on Executive Compensation
The Compensation Committee of the Board of Directors evaluates and makes recommendations to the Board of Directors regarding the compensation of the CEO and approves the compensation of our other named executive officers. The Compensation Committee also administers all executive compensation programs, incentive compensation plans and equity-based plans and all other compensation and benefit programs currently in place. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.
Eileen O. Auen (Chair)
Lorinda Burgess
Karen A. Licitra
Michael E. Tarnoff

Summary Compensation Table for Fiscal Year 2025
The following table sets forth information concerning the compensation for services, in all capacities for our fiscal year ended May 31, 2025 of our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)(4)	Total ($)
James C. Clemmer	2025	803,027	—	2,628,871	808,207	1,215,608	—	38,572	5,494,285
President, CEO	2024	783,000	—	2,579,215	820,002	783,000	—	40,754	5,005,971
	2023	756,154	—	2,281,808	718,967	190,000	—	36,762	3,983,691
Stephen A. Trowbridge	2025	455,847	—	934,085	287,497	449,664	—	34,704	2,161,797
EVP, CFO	2024	441,334	—	802,765	255,219	286,867	—	36,069	1,822,254
	2023	425,311	—	548,911	172,949	69,628	—	33,080	1,249,879
Lawrence T. Weiss SVP & Chief Legal Officer(6)	2025	206,731	—	376,257	386,656	193,500	—	6,923	1,170,067
Laura Piccinini (5)	2025	410,056	—	414,834	112,291	371,758	—	60,487	1,369,426
SVP & GM, Cardiovascular and International	2024	401,282	—	396,421	126,032	240,769	—	64,876	1,229,380
	2023	334,378	—	303,494	95,627	50,401	—	59,536	843,436
Warren Nighan	2025	401,309	—	337,186	88,391	303,361	—	34,899	1,165,146
SVP & GM, Global Supply Chain, Quality and Regulatory Affairs	2024	392,700	—	280,527	89,188	196,350	—	36,317	995,082

(1)
Stock Awards: The stock awards column represents aggregate grant date fair value of restricted stock unit awards and performance share awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. Accordingly, the grant date fair value of restricted stock units was determined by multiplying the number of restricted stock units by the closing stock price on the date of grant, while the grant date fair value of performance share awards was determined using a Monte Carlo simulation. The assumptions used in the valuation of stock-based awards are discussed in Note 13 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2025. The table below shows the grant date fair value of the performance share awards included in the stock awards column for each year, and the maximum grant date value assuming that the highest level of performance conditions was achieved:

	Performance Shares
Name	Grant Date	Grant Date Fair Value	Maximum Grant Date Value (a)
James C. Clemmer	7/17/2024	$1,817,624	$3,635,248
	7/19/2023	$1,756,960	$3,513,920
	7/20/2022	$1,569,294	$3,138,588
Stephen A. Trowbridge	7/17/2024	$645,832	$1,291,664
	7/19/2023	$546,841	$1,093,682
	7/20/2022	$377,511	$755,022
Laura Piccinini	7/17/2024	$252,248	$504,496
	7/19/2023	$270,042	$540,084
	7/20/2022	$208,719	$417,438
Warren G. Nighan	7/17/2024	$198,562	$397,124
	7/19/2023	$191,096	$382,192
	7/20/2022	$162,461	$324,922

(a) Excludes TSR modifier. For maximum grant date value with the TSR modifier see Grants of Plan-Based Awards for Fiscal Year 2025.

(2)
Option Awards: The option awards column represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The fair value of each stock option award is estimated on the grant date using the Black-Scholes option valuation model. The assumptions used in the valuation of stock-based awards are discussed in Note 13 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2025.

(3)
For each of the Named Executive Officers, the amounts reported in Non-Equity Incentive Plan Compensation include the payments under our fiscal year 2025 annual cash incentive program, as described above under “Annual Cash Incentives.”

(4)	For each of the Named Executive Officers, the amounts reported in All Other Compensation include amounts we contributed as matching contributions under the 401(k) Plan, car allowance, payments for leased vehicles and housing allowance in connection with commencement of employment and are provided in the table below:

Name	Fiscal Year	401(k) Match ($)	Car Allowance ($)	Housing Allowance ($)	Total All Other Compensation ($)
James C. Clemmer	2025	20,571	18,000	—	38,571
	2024	22,062	18,692	—	40,754
	2023	18,762	18,000	—	36,762
Stephen A. Trowbridge	2025	20,304	14,400	—	34,704
	2024	21,115	14,954	—	36,069
	2023	18,680	14,400	—	33,080
Lawrence T. Weiss	2025	—	6,923	—	6,923
Laura Piccinini	2025	21,846	6,194	32,446	60,486
	2024	21,784	10,625	32,466	64,875
	2023	19,614	8,555	31,368	59,537
Warren G. Nighan	2025	20,499	14,400	—	34,899
	2024	21,363	14,954	—	36,317

(5)	Ms. Piccinini is paid in Euros, which was converted to U.S. Dollars using a period average exchange rate for fiscal years 2025 and 2024 of 1.08 Euro per Dollar and 1.08 Euro per Dollar, respectively.
(6)	Mr. Weiss' salary, non-equity incentive plan compensation and all other compensation was prorated due to a December 2024 hire date.

Grants of Plan-Based Awards for Fiscal Year 2025
The following table provides information with respect to options to purchase shares of Common Stock, restricted stock units and performance awards granted to the named executive officers in fiscal year 2025.

Name	Grant Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards ($)(5)
		Threshold ($)(3)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James C. Clemmer	—	32,416	810,405	1,620,810	—	—	—	—	—	—	—
	7/17/2024	—	—	—	33,860	211,622	507,893	—	—	—	1,754,346
	7/19/2024	—	—	—	1,221	7,633	18,319	—	—	—	63,278
	7/17/2024	—	—	—	—	—	—	105,811	—	—	783,001
	7/19/2024	—	—	—	—	—	—	3,817	—	—	28,246
	7/17/2024	—	—	—	—	—	—	—	207,693	7.40	780,967
	7/19/2024	—	—	—	—	—	—	—	7,466	7.18	27,240
Stephen A. Trowbridge	—	11,991	299,776	599,552	—	—	—	—	—	—	—
	7/17/2024	—	—	—	12,465	77,905	186,972	—	—	—	645,832
	7/17/2024	—	—	—	—	—	—	38,953	—	—	288,252
	7/17/2024	—	—	—	—	—	—	—	76,458	7.40	287,497
Lawrence T. Weiss	—	10,320	258,000	516,000	—	—	—	—	—	—	—
	12/2/2024	—	—	—	—	—	—	52,697	—	—	376,257
	12/2/2024	—	—	—	—	—	—	—	103,650	7.14	386,656
Laura Piccinini	—	9,914	247,838	495,676	—	—	—	—	—	—	—
	7/17/2024	—	—	—	4,868	30,428	73,027	—	—	—	252,248
	7/17/2024	—	—	—	—	—	—	21,971	—	—	162,585
	7/17/2024	—	—	—	—	—	—	—	29,863	7.40	112,291
Warren G. Nighan	—	8,090	202,241	404,482	—	—	—	—	—	—	—
	7/17/2024	—	—	—	3,832	23,952	57,485	—	—	—	198,562
	7/17/2024	—	—	—	—	—	—	18,733	—	—	138,624
	7/17/2024	—	—	—	—	—	—	—	23,507	7.40	88,391

(1)
The amounts shown under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” represent the threshold, target, and maximum amounts payable under our fiscal year 2025 annual cash incentive program, as described above under “Annual Cash Incentives.”

(2)
Grant Date pertains to the grant date of fiscal year 2025 stock option, restricted stock unit, and performance share awards. For a description of the vesting terms applicable to fiscal year 2025 equity awards, please refer to the above discussion under “Long-Term, Equity-Based Incentive Awards.”

(3)	Threshold represents the minimum amount earned if one of the financial metrics under the plan on which 20% of the bonus is based were achieved at the minimum level needed for any payment.
(4)	These options have a ten-year term.
(5)
Represents grant-date fair value based on FASB ASC 718 for fiscal year 2025 equity grants. The assumptions used in the valuation of stock-based awards are discussed in Note 13 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2025.

Outstanding Equity Awards at Fiscal 2025 Year-End
The following table summarizes the number of securities underlying outstanding equity awards for the named executive officers on May 31, 2025.

	Option Awards (1)					Stock Awards (2)
		Number of Securities Underlying Unexercised Options (#)					Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Option Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number (#)(3)	Market Value ($)	Grant Date	Number (#)(4)	Market or Payout Value ($)
James C. Clemmer	7/26/17	77,627	—	16.55	7/26/27	7/21/21	9,355	95,421	7/20/22	66,187	675,107
	7/18/18	55,651	—	20.93	7/18/28	7/20/22	16,548	168,790	7/19/23	184,361	1,880,482
	7/17/19	83,967	—	21.54	7/17/29	7/19/23	69,136	705,187	7/17/24	7,633	77,857
	7/14/20	160,237	—	9.92	7/14/30	7/17/24	105,811	1,079,272	7/19/24	211,622	2,158,544
	7/21/21	76,251	25,416	26.49	7/21/31	7/19/24	3,817	38,933	—	—	—
	7/20/22	38,766	38,764	21.53	7/20/32	—	—	—	—	—	—
	7/19/23	47,965	143,083	8.92	7/19/33	—	—	—	—	—	—
	7/17/24	—	207,693	7.40	7/17/34	—	—	—	—	—	—
	7/19/24	—	7,466	7.18	7/19/34	—	—	—	—	—	—
Stephen A. Trowbridge	7/26/17	13,018	—	16.55	7/26/27	7/21/21	1,852	18,890	7/20/22	15,922	162,404
	7/18/18	9,324	—	20.93	7/18/28	7/20/22	3,981	40,606	7/19/23	57,381	585,286
	7/18/18	5,708	—	20.93	7/18/28	7/19/23	21,519	219,494	7/17/24	77,905	794,631
	7/17/19	13,975	—	21.54	7/17/29	7/17/24	38,953	397,321	—	—	—
	2/3/20	18,204	—	13.74	2/3/30	—	—	—	—	—	—
	7/14/20	44,510	—	9.92	7/14/30	—	—	—	—	—	—
	7/21/21	15,096	5,032	26.49	7/21/31	—	—	—	—	—	—
	7/20/22	9,326	9,324	21.53	7/20/32	—	—	—	—	—	—
	7/19/23	14,845	44,533	8.92	7/19/33	—	—	—	—	—	—
	7/17/24	—	76,458	7.40	7/17/34	—	—	—	—	—	—
Lawrence T. Weiss	12/2/24	—	103,650	7.14	12/2/34	12/2/24	52,697	537,509	—	—	—
Laura Piccinini	6/1/21	37,500	12,500	23.49	6/1/31	6/1/21	2,500	25,500	7/20/22	8,803	89,791
	7/21/21	6,015	2,004	26.49	7/21/31	7/21/21	738	7,528	7/19/23	28,336	289,027
	7/20/22	5,156	5,156	21.53	7/20/32	7/20/22	2,202	22,460	7/17/24	30,428	310,366
	7/19/23	7,331	21,991	8.92	7/19/33	7/19/23	10,626	108,385	—	—	—
	7/17/24	—	29,863	7.40	7/17/34	7/17/24	6,757	68,921	—	—	—
	—	—	—	—	—	7/17/24	15,214	155,183	—	—	—
Warren G. Nighan	7/26/17	11,943	—	16.55	7/26/27	7/21/21	944	9,629	7/20/22	6,852	69,890
	7/18/18	8,562	—	20.93	7/18/28	7/20/22	1,714	17,483	7/19/23	20,052	204,530
	7/18/18	6,659	—	20.93	7/18/28	7/19/23	7,520	76,704	45,490	23,952	244,310
	7/17/19	10,790	—	21.54	7/17/29	7/17/24	6,757	68,921	—	—	—
	7/14/20	20,619	—	9.92	7/14/30	7/17/24	11,976	122,155	—	—	—
	7/21/21	7,692	2,564	26.49	7/21/31	—	—	—	—	—	—
	7/20/22	4,014	4,013	21.53	7/20/32	—	—	—	—	—	—
	7/19/23	5,188	15,562	8.92	7/19/33	—	—	—	—	—	—
	7/17/24	—	23,507	7.40	7/17/34	—	—	—	—	—	—

(1)	Stock options vest 25% on each of the first four anniversaries following the grant date.
(2)	The value of restricted stock units and performance share awards is determined using the closing price of our common stock on May 31, 2025 (the last trading day in fiscal year 2025) of $10.20.
(3)	Restricted stock units vest 25% on each of the first four anniversaries following the grant date.
(4)	The 2023, 2024 and 2025 performance share awards vest at the end of the third fiscal year following each respective grant, subject to (a) achievement of performance metrics, (b) continuous employment through the performance period, and (c) certification by the Compensation Committee (or the Board in the case of the CEO), which in the case of the 2023 performance share awards occurred in July 2025. The performance share awards in this table reflect the target number of shares that were granted.
Option Exercises and Stock Vested for Fiscal Year 2025
The following table summarizes the stock option exercises and shares vested by the named executive officers during our fiscal year ended May 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James C. Clemmer	—	—	110,561	789,269
Stephen A. Trowbridge	—	—	25,937	184,025
Laura Piccinini	—	—	12,319	87,385
Warren G. Nighan	—	—	11,735	83,349
Potential Payments upon Termination or Change in Control
The Company maintains the following arrangements under which it provides compensation or benefits to our named executive officers by reason of a termination of employment or change in control.

CEO Employment Agreement

Under our employment agreement with Mr. Clemmer, if (A) his employment is terminated by the Company other than (1) in connection with a change in control of the Company (as defined in his change in control agreement described below) or (2) as a result of Mr. Clemmer’s (a) death, (b) disability, or (c) “Cause” (as defined in the employment agreement), or (B) if Mr. Clemmer’s employment is terminated by Mr. Clemmer for “Good Reason” (as defined in the employment agreement), then, subject to Mr. Clemmer’s execution of an effective release of claims in favor of the Company and continued compliance with certain restrictive covenants, including certain noncompete obligations, the Company will pay Mr. Clemmer his base salary for a 12-month severance period plus a prorated annual bonus for the fiscal year in which the termination occurs, with the amount of such prorated bonus to be determined by reference to the average of all annual bonuses (including any deferred bonuses) awarded to Mr. Clemmer during the 36 months immediately preceding the termination. The Company also would pay Mr. Clemmer’s COBRA/insurance premium for 12 months (or, if earlier, until Mr. Clemmer secures new full-time employment), and he would be entitled to continued vesting of his then outstanding equity awards for the 12-month period following his termination.

Executive Severance Policy
Our named executive officers may be eligible for severance payments and benefits under our AngioDynamics Senior Executive Severance Pay Guidelines.
A senior executive may be eligible to receive severance benefits in the following situations:
•The elimination of the executive’s job or position;
•The relocation of the executive’s job or position to a location in excess of 60 miles from the current location of employment; or
•Divestment of the executive’s business or business unit, unless the acquiring/successor entity offers continuing employment that does not involve a major relocation, as described above.

A senior executive would generally not be eligible for severance benefits in the following situations:
•Terminations for performance reasons, including, violating work rules;
•Voluntary resignations;
•In the event of an asset or stock sale, where the executive continues employment with a successor in interest to AngioDynamics or any of either its or AngioDynamics’ subsidiaries, affiliates or joint ventures; or
•A transfer or reassignment of the executive to another location, division, subsidiary, affiliate or joint venture that does not result in a major relocation as described above.
EVPs and SVPs who report directly to the CEO are entitled to an aggregate severance benefit equal to 12 months of base salary and continuation of health benefits for 12 months.
In general, the CEO is eligible for a severance benefit equal to 18 months of base salary, unless a different severance benefit is set forth in an effective agreement as noted for Mr. Clemmer above.

 Payments are generally made in accordance with the Company’s regular salary payment practices, subject to modification in connection with Section 409A of the Internal Revenue Code, unless a different method is set forth in an effective agreement.
Additional benefits, such as outplacement assistance and/or an agreement not to contest eligibility for unemployment compensation, may also be offered in a separation agreement.
Change-in-Control Agreements
On January 29, 2021, we entered into amended and restated change in control severance agreements with certain executive officers, including each of the named executive officers then employed by the Company. As amended and restated, each agreement has a current term that expires on December 31 of each year, and will automatically renew each year immediately following January 1 for an additional one year term (unless the Company has given notice not more than sixty days prior to such January 1 that the term will not be extended); provided however, that if a change in control occurs the term will expire no earlier than 24 calendar months after the calendar month in which such change in control occurs. A change in control is defined in each agreement generally as any of the following: (i) a person is or becomes a beneficial owner of more than 50% of our voting securities, (ii) subject to certain exceptions, the composition of a majority of our Board changes, (iii) we consummate a merger or consolidation (other than a transaction following which the Company’s voting securities continue to represent (by remaining outstanding or by conversion) at least 60% of the combined voting power of the Company or its successor, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person becomes a beneficial owner of more than 50% of our voting securities), or (iv) our shareholders approve a plan of liquidation or sale of all or substantially all of our assets (other than a sale by the Company to an entity at least 60% of the combined voting power of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company).

Each agreement provides, among other things, that if a change in control occurs during the term of the agreement, and the executive’s employment is terminated (including in certain circumstances not more than three months before the change in control) either by us or by the executive, other than (a) by us for “Cause” (as defined in the agreement), (b) by reason of death or disability, or (c) by the executive without “Good Reason” (as defined in the agreement), such executive will receive the following severance benefits: (A) a cash lump-sum payment equal to 1.5 times (2 times for the CEO) the sum of his or her annual base salary and cash bonus target (determined at the time of the termination or, if greater and as applicable, immediately preceding the event giving rise to Good Reason), (B) any unpaid annual bonus amounts for the prior year, (C) a prorated annual bonus amount for the year of termination (based on the highest of the average bonuses awarded to the executive for (x) the 36 months preceding the termination, (y) the Company’s three fiscal years preceding the termination, and (z) the 36 months preceding the change in control, in each case disregarding any years in which the executive was not employed by the Company and annualizing bonuses for any partial year of employment), (D) earned but unused vacation time, (E) provided the executive timely elects COBRA continuation coverage, continuation of participation in the Company’s group medical, dental, vision, and prescription drug coverage at no cost to the executive and the executive’s dependents for a period of 18 months (24 months for the CEO) and (F) full vesting of any stock options, restricted stock, performance shares or other equity-based award granted to the executive officer upon or following entry into the agreements but prior to the applicable change in control (with any applicable performance conditions deemed satisfied at the “target” level). Each agreement also provides that in the event that the severance and other benefits provided for in the agreement or otherwise payable to the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the benefits under the agreement will be either (i) delivered in full, or (ii) delivered to a lesser extent which would result in no portion of the benefits being subject to such excise tax, whichever is more beneficial to the executive.

All such payments and benefits are subject to the executive officer's execution of both a release of claims and a restrictive covenant agreement in favor of the Company (including certain noncompete obligations) and generally shall be made or commence within 30 days after the release becomes irrevocable, subject to delay if required by Section 409A of the Internal Revenue Code.

Equity Acceleration under the 2020 Plan
Unless otherwise provided in a written agreement with a participant in the 2020 Plan, if such participant’s employment is terminated by us without “cause,” or if such participant resigns for “good reason,” in each case within 3 months preceding, or at any time following, a “change in control,” that participant’s outstanding equity awards will be subject to accelerated vesting upon such termination (with any applicable performance conditions deemed satisfied at the “target” level). However, if the committee determines that an award under the 2020 Plan has not been assumed or continued by the successor in a “change in control” transaction, then such award will vest upon such “change in control” (with any applicable performance conditions deemed satisfied at the “target” level). Outside the change in control context, awards held by executives under the 2020 Plan are generally forfeited or expire upon a termination of employment, except that (i) upon a termination for death, disability or retirement before the end of the performance period, performance shares remain subject to actual performance over the duration of the performance period and then vest on a prorated basis based on the number of months (rounded to the nearest whole month) elapsed in the performance period before the death, disability or retirement, (ii) upon a termination for death or disability, restricted stock units vest on a prorated basis based on the number of full and partial months (rounded to the nearest half month) elapsed in the performance period before the death or disability and (iii) options fully vest upon, and remain exercisable for one year following, a termination for death or disability (but not beyond their original expiration date); if the termination is not for death or disability, any already vested options remain exercisable for three months thereafter, unless the termination is for “cause,” in which case the option terminates in full immediately regardless of whether previously vested to any extent.

Estimates of Potential Payments Upon Termination or Change in Control
The following table estimates the potential payments to Messrs. Clemmer, Trowbridge, Campbell, Nighan and Ms. Piccinini under existing agreements, plans or other arrangements, for various scenarios involving a change in control or termination of employment as described above under “Potential Payments Upon Termination or Change in Control,” in each case assuming the change in control and termination date was May 31, 2025, and where applicable, using the closing market price of our common stock of $10.20 per share on May 31, 2025 (the last trading day in fiscal year 2025 as reported on the Nasdaq).

Name	Severance Amount	Prorated Bonus	Accelerated Vesting of Stock Options (1)	Restricted Stock Unit and Performance Share Vesting (2)	Other (3)	Total (4)
James C. Clemmer
Termination without Cause	$1,620,810	$571,000	$—	$—	$5,951	$2,197,761
Death	$—	$—	$787,234	$3,175,182	$—	$3,962,416
Disability	$—	$—	$787,234	$3,175,182	$—	$3,962,416
Retirement	$—	$—	$—	$2,408,008	$—	$2,408,008
Change in Control (No Termination)	$—	$—	$787,234	$—	$—	$787,234
Change in Control + Qualified Termination	$3,241,620	$571,000	$787,234	$6,879,594	$11,902	$11,491,350
Stephen A. Trowbridge
Termination without Cause	$461,194	$—	$—	$—	$19,188	$480,382
Death	$—	$—	$271,085	$962,030	$—	$1,233,115
Disability	$—	$—	$271,085	$962,030	$—	$1,233,115
Retirement	$—	$—	$—	$731,788	$—	$731,788
Change in Control (No Termination)	$—	$—	$271,085	$—	$—	$271,085
Change in Control + Qualified Termination	$1,141,455	$268,720	$271,085	$2,218,633	$28,782	$3,928,675
Lawrence T. Weiss
Termination without Cause	$430,000	$—	$—	$—	$—	$430,000
Death	$—	$—	$317,169	$55,991	$—	$373,160
Disability	$—	$—	$317,169	$55,991	$—	$373,160
Retirement	$—	$—	$—	$55,991	$—	$55,991
Change in Control (No Termination)	$—	$—	$317,169	$—	$—	$317,169
Change in Control + Qualified Termination	$1,032,000	$193,500	$317,169	$537,509	$—	$2,080,178
Laura Piccinini
Termination without Cause	$413,064	$—	$—	$—	$2,002	$415,066
Death	$—	$—	$111,765	$492,100	$—	$603,865
Disability	$—	$—	$111,765	$492,100	$—	$603,865
Retirement	$—	$—	$—	$347,643	$—	$347,643
Change in Control (No Termination)	$—	$—	$111,765	$—	$—	$111,765
Change in Control + Qualified Termination	$991,354	$239,566	$111,765	$1,077,161	$3,003	$2,422,849
Warren G. Nighan
Termination without Cause	$404,481	$—	$—	$—	$19,188	$423,669
Death	$—	$—	$85,739	$355,437	$—	$441,176
Disability	$—	$—	$85,739	$355,437	$—	$441,176
Retirement	$—	$—	$—	$258,862	$—	$258,862
Change in Control (No Termination)	$—	$—	$85,739	$—	$—	$85,739
Change in Control + Qualified Termination	$910,083	$181,025	$85,739	$813,623	$28,782	$2,019,252

(1)
Amounts in the “Accelerated Vesting of Stock Options” column represent the value of the number of each named executive officer’s in-the-money stock option awards that would have been eligible for accelerated vesting upon a termination and/or change in control occurring on May 31, 2025, calculated by multiplying the number of shares underlying such in-the-money unvested stock options held by each named executive officer by the difference between that option’s exercise price and $10.20 (the closing price of our common stock on the last trading day of the fiscal year, May 31, 2025, as reported on Nasdaq). See the discussion above under “Potential Payments Upon Termination or Change in Control” for a description of the applicable vesting provisions.

(2)
Amounts in the “Restricted Stock Unit and Performance Share Vesting” column represent the value of the number of each named executive officer’s restricted stock units and performance share awards that would have been eligible for accelerated vesting upon a termination and/or change in control occurring on May 31, 2025, calculated by multiplying the number of such restricted stock units and target number of performance share awards by $10.20 (the closing price of our common stock on May 31, 2025, as reported on Nasdaq), with proration in the applicable circumstances. See the discussion above under “Potential Payments Upon Termination or Change in Control" for a description of the applicable vesting provisions.

(3)	Represents the estimated future cost of providing continuing Company-paid coverage under the Company's group health insurance plans for 12 months upon an involuntary termination or, if in connection with a Change in Control, for 18 months (24 months in the case of the CEO).
(4)	The totals shown here do not take into account the application of any “best-after-tax” cutback that may apply if an executive’s payments would otherwise be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.
Employees, including named executive officers, are not generally entitled to any benefits upon termination for cause. All unvested stock options, restricted stock units, and performance share awards, as well as all vested but unexercised stock options are forfeited as of the date of termination for cause.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis.” The amounts set forth below in the required table are calculated pursuant to SEC rules but do not represent amounts that have been actually earned or realized by our NEOs.

Fiscal Year	Summary Compensation Table Total for the CEO (1)	Compensation Actually Paid to the CEO (3)(4)	Average Summary Compensation Table Total for Non-CEO NEOs (2)	Average Compensation Actually Paid to the Non-CEO NEOs (3)(4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (5)	Net Income (loss) (in thousands) (6)	Revenue (in thousands) (7)
2025	$5,494,284	$6,807,600	$1,466,609	$4,144,464	$44.12	$42.92	$(33,993)	$292,498
2024	$5,005,971	$971,112	$1,264,817	$656,573	$61.80	$52.56	$(184,350)	$303,914
2023	$3,983,690	$(2,114,483)	$914,244	$(45,199)	$92.65	$69.71	$(52,441)	$338,752
2022	$5,659,727	$4,953,581	$1,303,492	$1,233,726	$192.26	$73.12	$(26,547)	$316,219
2021	$4,045,913	$13,883,392	$1,029,527	$2,868,533	$226.44	$124.10	$(31,547)	$291,010
(1) Mr. Clemmer was the CEO for each of the fiscal years presented.
(2) Non-CEO NEOs for fiscal year 2025 were Messrs. Trowbridge, Weiss, and Nighan and Ms. Piccinini. Non-CEO NEOs for fiscal year 2024 were Messrs. Trowbridge, Nighan, and Campbell and Ms. Piccinini. Non-CEO NEOs for fiscal years 2023 and 2022 were Messrs. Trowbridge, Helsel, and Campbell and Ms. Piccinini. Non-CEO NEOs for fiscal year 2021 were Messrs. Trowbridge, Helsel, Campbell and Nighan.
(3) Subtractions from, and additions to, total compensation in the Summary Compensation Table ("SCT") by fiscal year to calculate Compensation Actually Paid ("CAP") are as follows:

	2025		2024		2023		2022
	CEO	Average of Non-CEO NEOs	CEO	Average of Non-CEO NEOs	CEO	Average of Non-CEO NEOs	CEO	Average of Non-CEO NEOs
Total Compensation from SCT	$5,494,284	$1,466,609	$5,005,971	$1,264,817	$3,983,690	$914,244	$5,659,727	$1,303,492
Subtractions:
SCT Value of Stock and Option Awards	$(3,437,078)	$(734,299)	$(3,399,217)	$(592,487)	$(3,000,774)	$(454,289)	$(4,147,712)	$(687,958)
Adjustments:
Unvested value at year end of equity granted during the covered fiscal year	$3,736,553	$3,217,933	$817,462	$226,197	$658,535	$99,697	$3,289,559	$518,057
Change from prior year end in fair value of awards granted in any prior fiscal year that are outstanding and unvested at covered year end	$1,263,456	$243,529	$(313,264)	$(42,700)	$(3,867,465)	$(612,420)	$(1,051,502)	$(189,282)
Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal years for which vesting conditions were satisfied at the end of or during the covered fiscal year	$(249,615)	$(49,308)	$(1,139,840)	$(199,254)	$111,531	$7,569	$1,203,509	$289,417
Compensation Actually Paid	$6,807,600	$4,144,464	$971,112	$656,573	$(2,114,483)	$(45,199)	$4,953,581	$1,233,726

	2021
	CEO	Average of Non-CEO NEOs
Total Compensation from SCT	$4,045,913	$1,029,527
Subtractions:
SCT Value of Stock and Option Awards	$(2,137,451)	$(357,244)
Adjustments:
Unvested value at year end of equity granted during the covered fiscal year	$9,414,998	$1,573,581
Change from prior year end in fair value of awards granted in any prior fiscal year that are outstanding and unvested at covered year end	$2,574,779	$561,569
Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal years for which vesting conditions were satisfied at the end of or during the covered fiscal year	$(14,847)	$61,100
Compensation Actually Paid	$13,883,392	$2,868,533

(4) The fair value of each equity award was re-measured on each vesting date and/or year end, as applicable, in accordance with Accounting Standards Codification (ASC) Topic 718. The assumptions used in the valuation of each type of award are summarized below:
•Restricted stock units: The fair value of restricted stock units was based on the Company's closing stock price on each measurement date.
•Non-qualified stock options: The fair value of non-qualified stock options was determined using a Black-Scholes option pricing model.
•Performance unit awards: Performance unit awards are subject to vesting based on the Company's level of attainment of performance targets, as well as a TSR modifier at the end of each performance period that can adjust the aggregate number of shares eligible to vest at the end of the three-year performance period. The fair value for performance unit awards was determined using a Monte Carlo simulation.
(5) Total shareholder return (TSR) is determined based on the value of an initial fixed investment of $100 in common stock on May 31, 2020, assuming the reinvestment of the dividends. The TSR peer group comprises the RDG SmallCap Medical Devices Index.
(6) Reflects the dollar amount of net income reported in our audited financial statements for the applicable fiscal year.
(7) GAAP Revenue equals Net Revenue, so no reconciliations are required for fiscal years 2025, 2024, 2023, 2022 or 2021. See our 2025 Annual Report on Form 10-K for the year ended May 31, 2025.

Tabular List of Financial Performance Measures
In our assessment, the three most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules) to our NEOs in fiscal year 2025 to the Company's performance were:
•Relative TSR values versus the RDG SmallCap Medical Devices Index;
•EBITDA and EPS; and
•The Company Selected Measure is Revenue.

Pay Versus Performance: Graphical Description
The charts below describe the relationship between compensation actually paid to our CEO and other NEOs (as calculated in accordance with the SEC rules) in fiscal year 2021, 2022, 2023, 2024, and 2025 and (1) TSR of both the Company and the Company's peer group, (2) our net income and (3) our revenue.

(1)	TSR represents the value of a $100 investment in common stock, assuming reinvestment of dividends, as measured at each fiscal year end.

Compensation Actually Paid vs Net Income
13.88
(31.55)
(26.55)
(33.99)
(52.44)
6.81
4.95
4.14
2.87
1.23
0.97
0.66
(0.05)
(2.11)
(184.35)
2021
2022
2023
2024
2025
CEO CAP ($M)
Other NEO CAP ($M)
Net Income ($M)

Compensation Actually Paid vs Revenue
13.88
2.87
291.01
4.95
1.23
316.22
(2.11)
(0.05)
338.75
0.97
0.66
303.91
6.81
4.14
292.50
2021
2022
2023
2024
2025
CEO CAP ($M)
Other NEO CAP ($M)
Revenue ($M)

CEO Pay Ratio
Information about the relationship of the annual total compensation of our median employee and the annual total compensation of our CEO, Mr. Clemmer, for the fiscal year ended May 31, 2025 is set forth below:
•the annual total compensation of our median employee was $124,242; and
•the annual total compensation of Mr. Clemmer as reported in the “Total” column of the Summary Compensation Table in this Proxy Statement was $5,494,285.
Based on this information, the ratio of Mr. Clemmer’s annual total compensation for the fiscal year ended May 31, 2025 to the annual total compensation of our median employee, as of such date, is approximately 44 to 1. The Company believes this ratio is a reasonable estimate based on AngioDynamics’ specific employee demographics and compensation and was calculated in accordance with applicable rules of the SEC. The pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
To identify our median employee, we calculated the annual taxable compensation for all employees of the Company (other than the CEO) for the fiscal year ended May 31, 2025. We believe that annual taxable compensation is a consistently applied compensation measure and appropriate for determining the median-paid employee. We annualized the compensation of all employees (excluding employees in temporary or seasonal positions) who were hired during our fiscal year ended May 31, 2025 but did not work for AngioDynamics for the entire fiscal year and converted any compensation paid to our international employees into U.S. Dollars.
Director Compensation Table
The following table sets forth the fees, awards and other compensation paid to or earned by our non-employee directors for the fiscal year ended May 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Howard W. Donnelly	116,522	152,003	268,525
Wesley E. Johnson, Jr.	94,022	152,003	246,025
Eileen Auen	86,522	152,003	238,525
Jan Stern Reed	89,022	152,003	241,025
Karen Licitra	79,022	152,003	231,025
Michael Tarnoff	76,522	152,003	228,525
Lorinda Burgess	79,022	152,003	231,025

(1)
Represents grant-date fair value based on FASB ASC 718. The assumption used in the valuation of such awards are discussed in Note 13 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended May 31, 2025. As of May 31, 2025, each non-employee director did not have unvested restricted stock units.

Director Compensation Program During the Fiscal Year Ended May 31, 2025
For fiscal year 2025, following consultation with Meridian, the Nominating, Compliance and Corporate Governance Committee’s independent compensation consultant, we generally maintained compensation at the same level as fiscal year 2022. Directors (who are not our employees) received an annual retainer of $65,000. The Chair of the Board of Directors received an additional annual retainer of $55,000. The Chair of the Audit Committee received an additional annual retainer of $25,000, the Chair of the Compensation Committee received an additional annual retainer of $17,500, and the Chair of the Nominating, Compliance and Corporate Governance Committee received an additional annual retainer of $17,500. Members of the Audit Committee receive an additional annual retainer of $10,000, members of the Compensation Committee received an additional annual retainer of $7,500 and members of the Nominating, Compliance and Corporate Governance Committee received an additional retainer of $7,500.
Directors who are not our employees also received an annual equity grant, wholly comprising restricted stock units, vesting one year from the grant date, with a grant-date fair value approximately equal to $152,000. On July 16, 2025, the Board of Directors approved granting restricted shares to our Non-Employee Directors with immediate vesting.

We also reimburse directors who are not our employees for reasonable travel and other related expenses incurred to attend Board and Committee meetings.
Directors who are our employees receive no additional compensation for their services as directors.
Stock Ownership Guidelines for Board of Directors
To further align the interests of our Board of Directors and shareholders, we maintain stock ownership guidelines for the Board of Directors. Under these guidelines, each member of our Board of Directors is required to hold shares equal in value to three times the director's base cash retainer. New members of the Board of Directors are allowed 36 months from the time they join the Board to acquire the required number of shares. Each member of our Board of Directors is currently in compliance with the applicable holding requirement.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP, independent certified public accountants, as our Company’s independent registered public accounting firm for the fiscal year ending May 31, 2026. The Audit Committee has directed that the appointment of Deloitte & Touche LLP be submitted to our shareholders for ratification due to the significance of their appointment to us. If our shareholders fail to ratify the appointment, it will be considered as a direction to our Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders.
The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2026, must be approved by the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting.
Representatives of Deloitte & Touche LLP are expected to participate in the live webcast for the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 31, 2026.

AUDIT MATTERS
Audit Committee Report
During our fiscal year ended May 31, 2025, the members of the Audit Committee were Wesley E. Johnson, Jr., Lorinda Burgess, Karen Licitra and Jan Stern Reed, each of whom has been determined by our Board to be independent under the Nasdaq listing standards. The Audit Committee operates under a written Audit Committee Charter, which is reviewed annually. The Audit Committee Charter is available on our website at www.angiodynamics.com under the “Investors-Corporate Governance-Highlights-Committee Charters” caption.

Management of the Company is responsible for internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and effectiveness of internal controls in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee is charged with the duty to monitor and oversee these processes.
Pursuant to the Charter, the primary responsibilities of the Audit Committee are to assist the Board in its oversight of: (i) the integrity of the Company’s financial statements, financial reporting process, system of internal controls over financial reporting, and audit process; (ii) the Company’s compliance with, and process for monitoring compliance with, legal and regulatory requirements, in coordination with the Nominating, Compliance and Corporate Governance Committee; (iii) the independent auditor's quarterly reviews, qualifications and independence; and (iv) the performance of the Company’s internal audit; and (v) policies and procedures for risk assessment and risk management. The quarterly reviews include discussions by management and the independent registered public accounting firm with the Audit Committee. The Audit Committee must also pre-approve all audit and permitted non-audit services to be performed by the independent registered public accounting firm.
The Audit Committee has the authority to select, determine the compensation paid to, and replace the Company’s independent registered public accounting firm. During the fiscal year ended May 31, 2025, Deloitte & Touche LLP acted as, and continues to act as, the Company’s auditor.
Prior to the issuance of the fiscal year 2025 financial statements, the Audit Committee met with management and with Deloitte & Touche LLP to review the financial statements and to discuss significant accounting issues and policies. Management advised the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee’s review included discussion with Deloitte & Touche LLP of matters that are required to be discussed pursuant to Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, or PCAOB.
The Audit Committee discussed with Deloitte & Touche LLP matters relating to Deloitte & Touche LLP's independence, including the written disclosures and the letters provided by Deloitte & Touche LLP to the Audit Committee as required by applicable requirements of the PCAOB. Deloitte & Touche LLP informed the Audit Committee in writing that they were independent with respect to the Company within the regulations promulgated by the Securities and Exchange Commission and the requirements of the PCAOB. The Audit Committee has concluded that Deloitte & Touche LLP are independent of the Company and its management.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination and the evaluation of the Company’s internal controls.
On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2025, for filing with the Securities and Exchange Commission.
Members of the Audit Committee:
Wesley E. Johnson Chairman
Lorinda Burgess
Karen A. Licitra
Jan Stern Reed

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (hereinafter referred to as the Exchange Act), except to the extent that we specifically incorporate the Audit Committee Report by reference therein.
Principal Accounting Fees and Services
The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our financial statements for the fiscal years ended May 31, 2025 and May 31, 2024, for inclusion in our Annual Reports on Form 10-K, reviews of quarterly financial statements, and fees incurred and paid in those periods for other services rendered by Deloitte & Touche LLP, in thousands:

	2025	2024
Audit Fees - Deloitte & Touche LLP	$1,372	$1,730
Tax Fees - Deloitte & Touche LLP	48	158
Other Fees - Deloitte & Touche LLP	2	2
	$1,422	$1,890
All fees shown in the table were related to services that were approved by the Audit Committee.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.
In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1.
Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis, assisting with coordination of execution of tax related activities, primarily in the area of corporate tax planning, supporting other tax-related regulatory requirements and tax compliance and reporting.

4.	Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent registered public accounting firm.
Prior to engagement, the Audit Committee pre-approves the independent registered public accounting firm services within each category. The fees are budgeted in the Company’s annual operating budget. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL 3 - ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The primary objective of our overall executive compensation program is to provide balanced, comprehensive and competitive rewards for the short and long-term in a cost-effective manner to the Company. We have designed our executive compensation program to incentivize achievement of earnings, sales and other financial metrics that we believe deliver value to our shareholders, drive operational results and promote high levels of individual performance. Our compensation program provides a combination of fixed and variable pay with an emphasis on at-risk compensation linked to challenging, but realistic performance goals. We believe that compensation levels in the medical device industry are dynamic and very competitive as a result of the need to attract and retain qualified executives with the necessary skills and experience to keep up with the complex regulatory environment in which we operate and to understand the rapidly changing medical technology in our industry. We believe that our current executive compensation program achieves our objectives effectively.
Shareholders are urged to read the Compensation Discussion and Analysis set forth in this proxy statement that discusses how our compensation policies and procedures reflect our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, which describe the compensation of our named executive officers in fiscal year 2025.
In accordance with Section 14A of the Exchange Act, as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and as a matter of good corporate governance, shareholders will be asked at the Annual Meeting to approve the following advisory resolution:
Adoption of Proposal No. 3
RESOLVED, that the shareholders of AngioDynamics, Inc. approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables, and the related disclosure contained in this proxy statement.
The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will reflect the advice of the shareholders. This advisory vote is not binding. Although non-binding, the Compensation Committee will consider the outcome of the advisory vote when making future decisions regarding our executive compensation programs.
The Board of Directors, taking into account the advisory vote of our shareholders at the 2023 Annual Meeting of Shareholders, previously approved an annual frequency for shareholder votes to approve the compensation of our named executive officers. As a result, unless the Board determines otherwise, the next such vote will be held at the Company’s 2029 Annual Meeting of Shareholders.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
There were no related party transactions pursuant to Item 404 of Regulation S-K during our fiscal year ended May 31, 2025.
Policy on Related Party Transactions
On July 27, 2007, the Board of Directors approved a Related Person Transaction Policy. The policy defines “Related Person Transaction” as certain transactions, arrangements or relationships in which the Company participates, the amount exceeds $50,000 and certain related persons have a material interest. Under the policy, any potential Related Person Transaction, including for example the purchase of goods or services, guarantees of indebtedness or employment, must be pre-approved by the Audit Committee unless circumstances make pre-approval impracticable. In the latter case, management is allowed to enter into the transaction, but the transaction remains subject to ratification by the Audit Committee at a subsequent Audit Committee meeting. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee will take into account a number of factors, including the related person’s interest and approximate dollar amount of the transaction, as well as, whether the transaction occurred in the ordinary course of business or through a competitive bid process. On an annual basis, the Audit Committee will review and assess ongoing Related Person Transactions to determine whether the relationships remain appropriate.
DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on our review of copies of such forms received by us, or on written representations from certain reporting persons that no reports were required for such persons, we believe that, during the fiscal year ended May 31, 2025, all of our executive officers, directors and 10% shareholders complied with all Section 16 filing requirements, except as follows:

Each of Chad Campbell, Stephen Trowbridge, James Clemmer and Laura Piccinini filed two late Forms 4 (relating to (a) an exempt disposition of common stock to cover taxes related to the vesting of restricted stock units that were previously reported and (b) the acquisition of common stock related to the vesting and settlement of performance share units that were previously reported).

Warren G. Nighan filed three late Form 4s (relating to (a) an exempt disposition of common stock to cover taxes related to the vesting of restricted stock units that were previously reported and (b) the acquisition of common stock related to the vesting and settlement of performance share units that were previously reported).

ANNUAL REPORT
Any AngioDynamics shareholder may obtain without charge additional copies of our annual report on Form 10-K for the fiscal year ended May 31, 2025 (without exhibits), as filed with the SEC, by writing to:
General Counsel
AngioDynamics, Inc.
14 Plaza Drive
Latham, New York 12110

SHAREHOLDER PROPOSALS AND NOMINATIONS
Under Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next Annual Meeting of Shareholders. To be eligible for inclusion in our 2026 proxy statement pursuant to Rule 14a-8, your proposal must be received by us no later than May 29, 2026 and must otherwise comply with Rule 14a-8. While the Board of Directors will consider shareholder proposals, we reserve the right to omit from our proxy statement shareholder proposals that we are not required to include under the Exchange Act, including under Rule 14a-8.
In addition, our By-Laws contain an advance notice provision with respect to matters to be brought before an Annual Meeting of Shareholders, including nominations for directors, and not included in our proxy statement. If you would like to nominate a director or bring any other business before the shareholders at the 2026 Annual Meeting, you must comply with the procedures contained in the By-Laws and you must notify us in writing, and such notice must be delivered to or received by our Secretary no earlier than July 13, 2026 and no later than August 12, 2026. However, if the fiscal 2026 Annual Meeting is called for a date that is not within 25 days before or after November 10, 2026, notice must be received by our Secretary no later than the later of (i) the close of business on the 90th day before the 2026 Annual Meeting and (ii) the close of business on the 10th day following the day on which notice of the 2026 Annual Meeting was mailed to shareholders or public disclosure of the date of the 2026 Annual Meeting was made, whichever first occurs.
You may write to our Secretary at our principal executive office, 14 Plaza Drive, Latham, New York 12110, to deliver the notices discussed above and to request a copy of the relevant By-Law provisions regarding the requirements for making shareholder proposals and nominations of directors.

OTHER MATTERS
As of the date of this proxy statement, we know of no matters other than those set forth herein that will be presented for consideration at the meeting. If any other matter or matters are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 James C. Clemmer 02 Michael E. Tarnoff, MD

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	To ratify the appointment of Deloitte & Touche LLP as AngioDynamics, Inc. independent registered public accounting firm for the fiscal year ending May 31, 2026.	☐	☐	☐
3	Say-on-Pay - An advisory vote on the approval of compensation of our named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000683334_1 R2.09.05.010

angiodynamics

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com

ANGIODYNAMICS, INC.
Annual Meeting of Stockholders
November 10, 2025 12:00 P.M., local time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) James C. Clemmer and Stephen A. Trowbridge, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ANGIODYNAMICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 12:00 p.m., Eastern time on 11/10/25. via www.virtualshareholdermeeting.com/ANGO2025

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations.

Continued and to be signed on reverse side

0000683334_2 R2.09.05.010